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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OSIRIS THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

7015 Albert Einstein Drive Columbia, MD 21046 Tel: 443.545.1800 Fax: 443.545.1701 www.Osiris.com

May 11, 2018

Dear Stockholders,

        You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Osiris Therapeutics, Inc. (the "2018 Annual Meeting") to be held at 9:00 a.m., Eastern Daylight Time (EDT), on Tuesday, June 26, 2018, at our corporate offices located at 7015 Albert Einstein Drive, Columbia, Maryland 21046.

        At the 2018 Annual Meeting, we will ask you to:

  1.
  Approve amendments to our articles of incorporation, as amended and supplemented, to: (i) permit the removal of directors without cause and (ii) decrease the number of authorized shares;

  2.
  Approve the amendment and restatement of our bylaws, including amendments to:

  (i)
  remove the requirement that our annual meetings of stockholders be held within six months of fiscal year-end,

  (ii)
  require majority voting in uncontested elections of directors,

  (iii)
  amend our advance notice provisions for director nominations and stockholder proposals,

  (iv)
  require stockholder ratification of director compensation,

  (v)
  extend the timeframe for which our Board of Directors may fix a record date from 60 days to 90 days,

  (vi)
  implement permissive, rather than mandatory, provisions related to the advancement of expenses of executive officers in certain legal proceedings, and

  (vii)
  delete sections of the bylaws that are unnecessary or no longer applicable and make immaterial revisions consistent with Maryland corporate law.

  3.
  Elect each director nominee named in the proxy statement to serve until the 2019 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

  4.
  Consider and vote to approve, on a non-binding, advisory basis, the executive compensation paid by us;

  5.
  Recommend, on a non-binding, advisory basis, the frequency of the advisory vote related to the executive compensation paid by us;

  6.
  Ratify the compensation of our directors;

  7.
  Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

  8.
  Approve the Osiris Therapeutics, Inc. 2018 Long-Term Incentive Plan; and

  9.
  Transact such other matters as may properly come before the 2018 Annual Meeting, or any adjournments or postponements thereof.

        If you were a stockholder of record at the close of business on May 7, 2018, you are entitled to notice of, and to vote at, the 2018 Annual Meeting. Your vote is very important to us. You may vote over the Internet or, if you request to receive a printed copy of the proxy materials, by completing, signing and mailing a proxy card. Beneficial stockholders may also vote by telephone by following the directions provided on the Notice of Internet Availability of Proxy Materials.

Sincerely,

Jason Keefer Interim President and Chief Executive Officer

OSIRIS THERAPEUTICS, INC.

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

TIME:	9:00 a.m., Eastern Daylight Time (EDT), on Tuesday, June 26, 2018
PLACE:	Osiris Therapeutics, Inc. 7015 Albert Einstein Drive Columbia, Maryland 21046
ITEMS OF BUSINESS:	1.	To approve amendments to our articles of incorporation, as amended and supplemented, to: (i) permit the removal of directors without cause and (ii) decrease the number of authorized shares.
	2	To approve the amendment and restatement of our bylaws, including amendments to:
(i) remove the requirement that our annual meetings of stockholders be held within six months of fiscal year-end,
(ii) require majority voting in uncontested elections of directors,
(iii) amend our advance notice provisions for director nominations and stockholder proposals,
(iv) require stockholder ratification of director compensation,
(v) extend the timeframe for which our Board of Directors may fix a record date from 60 days to 90 days,
(vi) implement permissive, rather than mandatory, provisions related to the advancement of expenses of executive officers in certain legal proceedings, and
(vii) delete sections of the bylaws that are unnecessary or no longer applicable and make immaterial revisions consistent with Maryland corporate law.
	3.	To elect each director nominee named in the proxy statement to serve until the 2019 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.
	4	To consider and vote to approve, on a non-binding, advisory basis, the executive compensation paid by us.
	5	To recommend, on a non-binding, advisory basis, the frequency of the advisory vote related to the executive compensation paid by us.
	6.	To ratify the compensation of our directors.
	7.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
	8.	To approve the Osiris Therapeutics, Inc. 2018 Long-Term Incentive Plan.
	9.	To transact such other business as may properly be brought before the 2018 Annual Meeting of Stockholders (the "2018 Annual Meeting") and any adjournment or postponement thereof.
RECORD DATE:	You are entitled to vote at the 2018 Annual Meeting if you were a stockholder of record at the close of business on May 7, 2018.

ANNUAL MEETING ADMISSION:

We hope you will be able to attend the 2018 Annual Meeting. You may be asked to present valid picture identification at the 2018 Annual Meeting, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

PROXY VOTING:

It is important that your shares be represented and voted at the 2018 Annual Meeting. You may vote your shares by voting in person at the meeting, by Internet, or by completing and returning a proxy card. Beneficial stockholders may also vote by telephone. See details under the heading "How do I vote?"

BY ORDER OF THE BOARD OF DIRECTORS

Edward Yip Corporate Secretary

May 11, 2018

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
To Be Held on June 26, 2018:

The proxy statement and annual report to security holders are available
athttp://www.pstvote.com/osiris2018

Page
GENERAL INFORMATION ABOUT THE ANNUAL MEETING	2
Why am I receiving these proxy materials?	2
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials? Alternatively, why did I receive a full set of printed proxy materials this year instead of a Notice of Internet Availability?	2
What information is contained in these materials?	2
Why did I receive more than one Notice of Internet Availability or set of printed proxy materials?	3
What is the difference between a "stockholder of record" and "beneficial owner"?	3
Who is entitled to vote at the 2018 Annual Meeting?	3
What will I vote on?	3
How many votes must be present to hold the 2018 Annual Meeting?	4
What are the voting recommendations of the Board?	4
How do I vote?	5
How can I change my vote?	6
What is an abstention?	6
What is a broker non-vote?	6
What vote is required to approve each proposal and how are the votes counted?	7
Who will bear the costs of soliciting these proxies?	8
Where can I find the voting results of the 2018 Annual Meeting?	8
How do I obtain a separate Notice of Internet Availability or set of printed proxy materials if I share an address with other stockholders?	8
How can I obtain a copy of the Annual Report?	9
PROPOSALS TO BE PRESENTED AT THE 2018 ANNUAL MEETING	10
Proposal No. 1: Amendments to the Company's Charter	10
Proposal No. 2: Amendment and Restatement of the Company's Bylaws	12
Proposal No. 3: Election of Director Nominees	19
Proposal No. 4: Advisory Vote on Executive Compensation	21
Proposal No. 5: Advisory Vote on Frequency of Future Executive Compensation Advisory Votes	22
Proposal No. 6: Ratification of Director Compensation	23
Proposal No. 7: Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2018	24
Proposal No. 8: Approval of the Osiris Therapeutics, Inc. 2018 Long-Term Incentive Plan	26
CORPORATE GOVERNANCE AND BOARD MATTERS	29
Board of Directors	29
Director Independence	29
Board Leadership Structure	29
Board's Role in Risk Oversight	30
Committees of the Board of Directors and Meetings	30
Director Nominations	31
Stockholder Communications to the Board	32
Compensation of Directors	33
Codes of Conduct	33

i

ii

7015 Albert Einstein Drive Columbia, MD 21046 Tel: 443.545.1800 Fax: 443.545.1701 www.Osiris.com

May 11, 2018

PROXY STATEMENT FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

        This proxy statement provides information that you should read before you vote on the proposals that will be presented at the 2018 Annual Meeting of Stockholders (the "2018 Annual Meeting") of Osiris Therapeutics, Inc. The 2018 Annual Meeting is scheduled to be held on Tuesday, June 26, 2018, at 9:00 a.m., Eastern Daylight Time (EDT), at Osiris Therapeutics, Inc.'s principal executive offices, located at 7015 Albert Einstein Drive, Columbia, Maryland 21046.

        On or about May 11, 2018, we will begin mailing either a Notice of Internet Availability of Proxy Materials or, in certain cases, printed sets of the proxy materials, including the Notice of 2018 Annual Meeting of Stockholders, this proxy statement, the accompanying proxy card, and the Annual Report on Form 10-K for the years ended December 31, 2017, December 31, 2016, and December 31, 2015 (the "Annual Report") to stockholders who according to our records owned shares of our common stock at the close of business on May 7, 2018. For those stockholders of record located outside of the United States, notice is also being sent by email or facsimile to any email or facsimile number provided by the stockholder, and appearing on the records of the financial institution that holds the shares.

        This proxy statement and the Annual Report are also available electronically at http://www.pstvote.com/osiris2018

GENERAL INFORMATION ABOUT THE 2018 ANNUAL MEETING

Why am I receiving these proxy materials?

        We are providing you with proxy materials, or access thereto, in connection with the solicitation by the Board of Directors (the "Board") of Osiris Therapeutics, Inc., a Maryland corporation ("Osiris," the "Company," "we," "us" or "our"), of proxies to be used at our 2018 Annual Meeting and at any adjournment or postponement thereof. Stockholders are invited to attend the 2018 Annual Meeting, which is scheduled to be held at 9:00 a.m., Eastern Daylight Time (EDT), on Tuesday, June 26, 2018, and are requested to vote on the proposals described in this proxy statement.

        A full set of printed proxy materials, or a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability"), will be sent to holders of record and beneficial owners of our common stock, starting on or around May 11, 2018, and the proxy materials, including the Notice of 2018 Annual Meeting, this proxy statement, a proxy card, and our Annual Report, will be made available to stockholders on the Internet on the same date.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials? Alternatively, why did I receive a full set of printed proxy materials this year instead of a Notice of Internet Availability?

        Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), we are providing access to the Company's proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a Notice of Internet Availability will be mailed to holders of record and beneficial owners of our common stock (or e-mailed, in the case of stockholders of record that have previously requested to receive proxy materials electronically) starting on or around May 11, 2018. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of 2018 Annual Meeting, this proxy statement, a proxy card, and our Annual Report, on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice of Internet Availability, and our Notice of 2018 Annual Meeting, this proxy statement and Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.

        Holders of record of our common stock may receive a full set of printed proxy materials this year instead of a Notice of Internet Availability either because that stockholder previously requested to receive materials in printed form or because the Company has the option to send a Notice of Internet Availability to certain stockholders and a full printed set of proxy materials to others. The following questions and answers about the proxy materials and the 2018 Annual Meeting, while generally referring to the Notice of Internet Availability, apply equally to those stockholders receiving a full set of printed proxy materials

What information is contained in these materials?

        The information included in this proxy statement relates to proposals you will be asked to vote on at the 2018 Annual Meeting, the voting process, the compensation of our directors and named executive officers and certain other information. "Named executive officer" includes each person who served as Chief Executive Officer or Chief Financial Officer for any part of 2017, and our other most highly compensated executive officers during 2017 as determined by the rules of the SEC.

Why did I receive more than one Notice of Internet Availability or set of printed proxy materials?

        You may receive multiple Notices of Internet Availability or sets of printed proxy materials if you hold your shares of Osiris's common stock in multiple accounts (such as through a brokerage account and an employee benefit plan). If you hold your shares of Osiris's common stock in multiple accounts, you should vote your shares as described in each separate Notice of Internet Availability or set of printed proxy materials you receive.

        If you are a stockholder of record, you may contact the Corporate Secretary, Osiris Therapeutics, Inc., 7015 Albert Einstein Drive, Columbia, Maryland 21046 (telephone: (443) 545-1800) if you are currently receiving multiple Notices of Internet Availability or sets of printed proxy materials and want to request delivery of a single Notice of Internet Availability or set of printed proxy materials in the future. If your shares are held in "street name" and you want to increase or decrease the number of Notices of Internet Availability or sets of printed proxy materials delivered to your household in the future, you should contact your broker, bank or other custodian who holds the shares on your behalf.

What is the difference between a "stockholder of record" and a "beneficial owner"?

        If your shares are registered directly in your name with Osiris's transfer agent, Philadelphia Stock Transfer, Inc., you are considered a "stockholder of record" or a "registered holder" of those shares. In such case, a Notice of Internet Availability or set of printed proxy materials has been sent to you directly by Philadelphia Stock Transfer, Inc.

        If your shares are held in a stock brokerage account or by a bank, trust or other nominee or custodian, you are considered the "beneficial owner" of those shares, which are held in "street name." A Notice of Internet Availability or set of printed proxy materials has been forwarded to you by or on behalf of your broker, bank, trustee or other holder, who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank, trustee or other holder of record as to how to vote your shares by following its instructions for voting.

Who is entitled to vote at the 2018 Annual Meeting?

        The Board has established May 7, 2018 as the record date (the "Record Date") for the 2018 Annual Meeting. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the 2018 Annual Meeting. At the close of business on the Record Date, there were 34,525,886 outstanding shares of Osiris's common stock. Each share of common stock is entitled to one vote on each matter properly brought before the 2018 Annual Meeting.

What will I vote on?

        There are eight proposals scheduled to be voted on at the 2018 Annual Meeting:

  •
  The approval of an amendment to our articles of incorporation, as amended and supplemented (the "Charter"), to: (i) permit removal of directors without cause and (ii) decrease the number of authorized shares;

  •
  The approval of the amendment and restatement of our bylaws (the "Bylaws"), including amendments to:

  (i)
  remove the requirement that the Company's annual meetings of stockholders be held within six months of fiscal year-end,

  (ii)
  require majority voting in uncontested elections of directors,

    (iii)
    amend the Company's advance notice provisions for director nominations and stockholder proposals,

    (iv)
    require stockholder ratification of director compensation,

    (v)
    extend the timeframe for which the Board may fix a record date from 60 days to 90 days,

    (vi)
    implement permissive, rather than mandatory, provisions related to the advancement of expenses of executive officers in certain legal proceedings, and

    (vii)
    delete sections of the Bylaws that are unnecessary or no longer applicable and make immaterial revisions consistent with Maryland corporate law;

  •
  The election of each director nominee named in this proxy statement to serve until the 2019 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

  •
  To consider and vote to approve, on a non-binding, advisory basis, the executive compensation paid by the Company;

  •
  To recommend, on a non-binding, advisory basis, the frequency of the advisory vote related to the executive compensation paid by the Company;

  •
  The ratification of the compensation of our directors;

  •
  The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

  •
  The approval of the Osiris Therapeutics, Inc. 2018 Long-Term Incentive Plan; and

  •
  Such other matters as may properly come before the 2018 Annual Meeting, or any adjournments or postponements thereof.

How many shares must be present to hold the 2018 Annual Meeting?

        A "quorum" is necessary to transact business at the 2018 Annual Meeting. A quorum is established if the holders of a majority of the votes entitled to be cast by stockholders are present at the meeting, either in person or by proxy. Abstentions and broker non-votes are counted as present for purposes of determining a quorum. Shares of common stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal.

What are the voting recommendations of the Board?

        The Board recommends that you vote your shares as follows:

  •
  Proposal 1 (Amendment of the Company's Charter):  "FOR" both of the proposed amendments to our Charter;

  •
  Proposal 2 (Amendment and Restatement of the Company's Bylaws):  "FOR" all of the proposed amendments to the Bylaws;

  •
  Proposal 3 (Election of Director Nominees):  "FOR ALL" of the Board's five nominees for election as directors;

  •
  Proposal 4 (Advisory Vote on Executive Compensation):  "FOR" the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers;

  •
  Proposal 5 (Non-binding Advisory Vote on the Frequency of Future Executive Compensation Advisory Votes): "EVERY YEAR" with respect to the advisory vote on frequency of future executive compensation advisory votes;

  •
  Proposal 6 (Ratification of Director Compensation):  "FOR" the ratification of director compensation;

  •
  Proposal 7 (Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2018): "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

  •
  Proposal 8 (Approval of the Osiris Therapeutics, Inc. 2018 Long-Term Incentive Plan):  "FOR" the approval of the Osiris Therapeutics, Inc. 2018 Long-Term Incentive Plan.

How do I vote?

        You may vote in several different ways:

  In person at the 2018 Annual Meeting

        You may vote in person at the 2018 Annual Meeting. You may also be represented by another person at the meeting by executing a proxy properly designating that person. If you are the beneficial owner of shares held in "street name," you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to attend and vote in person at the meeting.

  By telephone

        You may vote by calling the telephone number specified on your Notice of Internet Availability. Beneficial stockholders may vote by calling the telephone number specified on the voting instructions on the Notice of Internet Availability provided to you by your broker, bank or other holder of record. Although most banks and brokers now offer voting by mail, telephone and on the Internet, availability and specific procedures will depend on their voting arrangements.

  By Internet

        You may vote by using the Internet by following the instructions on your Notice of Internet Availability. Beneficial owners may vote their shares using the Internet at http://www.proxyvote.com to submit your voting instructions. Record stockholders may vote their shares using the Internet at http://www.pstvote.com/osiris2018 to submit your voting instructions. Please have your proxy card handy when you go online. If you vote on the Internet, you may also request electronic delivery of future proxy materials.

  By mail

        You may vote by completing, signing, dating and returning a proxy card. A proxy card is available online at the website provided in the Notice of Internet Availability, and a proxy card will also be mailed to you with a full set of proxy materials upon request. If you did not receive a Notice of Internet Availability, but instead received delivery of a full set of proxy materials, a proxy card is included with the full set of proxy materials mailed to you. In either case, a postage-paid envelope will be provided along with the proxy card.

        Unless in the unlikely event the meeting is adjourned or postponed, in which case the time may be extended, telephone and Internet voting for stockholders of record will be available until 11:59 p.m.,

Eastern Daylight Time (EDT), on June 25, 2018, and mailed proxy cards must be received by June 25, 2018 in order to be voted at the 2018 Annual Meeting. The availability of telephone and Internet voting for beneficial owners of other shares held in "street name" will depend on your broker, bank or other holder of record and we recommend that you follow the voting instructions on the Notice of Internet Availability that you receive from them.

        If you are mailed or otherwise receive or obtain a proxy card or voting instruction card, and you choose to vote by telephone or by Internet, you do not have to return your proxy card or voting instruction card. However, even if you plan to attend the 2018 Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting.

How can I change my vote?

        If you are a stockholder of record, you may revoke your proxy before it is exercised by:

  •
  Sending a written notice to the Corporate Secretary, Osiris Therapeutics, Inc., 7015 Albert Einstein Drive, Columbia, Maryland 21046, stating that your proxy is revoked. The notice must be received prior to the 2018 Annual Meeting;

  •
  Signing and delivering a later-dated proxy card to the Corporate Secretary after submitting a proxy card, voting by telephone or using the Internet, so that it is received prior to the 2018 Annual Meeting;

  •
  Voting by telephone or using the Internet after the date of your previously submitted proxy card and before the 2018 Annual Meeting; or

  •
  Attending the 2018 Annual Meeting and voting in person by ballot. Your attendance at the 2018 Annual Meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request or you vote by ballot at the meeting.

        If you are a beneficial owner of shares held in "street name", you may submit new proxy voting instructions by contacting your bank, broker or other holder of record.

What is an abstention?

        An "abstention" occurs when a stockholder executes a proxy using the Internet, by phone or by returning a proxy card, but he or she refrains from voting as to a particular matter by indicating that he or she "abstains" as to that matter.

What is a broker non-vote?

        Broker non-votes occur when a broker, such as a bank or broker holding shares on behalf of beneficial owners, does not receive voting instructions from the beneficial owners. If that happens, the broker may vote those shares only on matters deemed "routine," such as the ratification of the appointment of the independent registered public accounting firm. On non-routine matters, brokers cannot vote unless they receive voting instructions from beneficial owners, resulting in the submission by the brokers of proxies indicating so called "broker non-votes." All of the items being considered at the 2018 Annual Meeting, except for the ratification of the appointment of the independent registered public accounting firm, are considered "non-routine" matters.

What vote is required to approve each proposal and how are votes counted?

Proposal 1: Amendment of the Company's Charter	The affirmative vote of a majority of the votes entitled to be cast on the matter at the 2018 Annual Meeting is required to approve both of our proposed amendments to our Charter. Abstentions and broker non-votes will have the same effect as votes against each proposal.
Proposal 2: Amendment and Restatement of the Company's Bylaws

The affirmative vote of the holders of a majority of the issued and outstanding shares of stock of the Company entitled to vote at the 2018 Annual Meeting is required to approve each of our proposed amendments to our Bylaws. Abstentions and broker non-votes will have the same effect as votes against each proposal.

Proposal 3: Election of Director Nominees

A plurality of the votes cast is required to elect a director, assuming the presence of a quorum. Abstentions are not counted for purposes of electing directors. You may vote FOR each nominee or WITHHOLD your vote from any or all nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Assuming the presence of a quorum and that only the nominees listed in this proxy statement are proposed for election and at least one vote is cast for each of the nominees, abstentions and broker non-votes will have no effect on the result of the vote.

Proposal 4: Advisory Vote on Executive Compensation

The affirmative vote of a majority of the votes cast is required for approval of the advisory (non-binding) vote to approve the compensation of our named executive officers. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Proposal 5: Non-binding Advisory Vote on the Frequency of Future Executive Compensation Advisory Votes

The affirmative vote of a majority of the votes cast is required for approval of the frequency of future executive compensation advisory votes. Since stockholders have several voting choices for Proposal 5, it is possible that no single choice will receive a majority of the votes cast. For Proposal 5, the option receiving a plurality of the votes cast on the proposal will be deemed the preferred option of stockholders. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Proposal 6: Ratification of Director Compensation

Approval of the proposal to ratify the compensation paid to our directors requires the affirmative vote of the holders of a majority of the votes cast at the 2018 Annual Meeting, assuming the presence of a quorum. Abstentions and broker non-votes are not considered as votes cast on the matter and thus will have no effect on the results of the vote.

Proposal 7: Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2018

Approval of the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 requires the affirmative vote of the holders of a majority of the votes cast at the 2018 Annual Meeting, assuming the presence of a quorum. Brokers may vote on this proposal on a discretionary basis without direction from stockholders. Abstentions and broker non-votes are not considered as votes cast on the matter and thus will have no effect on the results of the vote.

Proposal 8: Approval of the Osiris Therapeutics, Inc. 2018 Long-Term Incentive Plan

Approval of the Osiris Therapeutics, Inc. 2018 Long-Term Incentive Plan requires that the affirmative vote of the holders of a majority of the votes cast on the matter at the 2018 Annual Meeting, assuming the presence of a quorum. Abstentions and broker non-votes are not considered as votes cast on the matter, and thus will have no effect on the result of the vote.

Who will bear the costs of soliciting the proxies?

        We will pay all of the costs of soliciting the proxies. Our directors and employees may solicit proxies in person or by telephone, email or other electronic means. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We do not expect to engage a third party to assist us in the solicitation.

Where can I find the voting results of the 2018 Annual Meeting?

        We will announce preliminary voting results at the 2018 Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days after the 2018 Annual Meeting.

How do I obtain a separate Notice of Internet Availability or set of printed proxy materials if I share an address with other stockholders?

        When more than one stockholder of record of Osiris's common stock shares the same address, we may deliver only one Notice of Internet Availability or set of printed proxy materials to that address unless we have received contrary instructions from one or more of those stockholders. Similarly, brokers and other nominees holding shares of Osiris's common stock in "street name" for more than one beneficial owner with the same address may deliver only one Notice of Internet Availability or set of printed proxy materials to that address if they have received consent from those beneficial owners. We will deliver promptly upon written or oral request a separate Notice of Internet Availability or set of printed proxy materials to any stockholder at a shared address to which a single Notice of Internet Availability or set of printed proxy materials was delivered. To receive additional Notices of Internet Availability or sets of printed proxy materials, or if you are a stockholder of record and would like to receive separate Notices of Internet Availability or sets of printed proxy materials for future annual meetings, you may call or write the Corporate Secretary, Osiris Therapeutics, Inc., 7015 Albert Einstein Drive, Columbia, Maryland 21046 (telephone: 443-545-1800). If you are a beneficial owner of shares held in "street name" and would like to receive separate Notices of Internet Availability or sets of printed proxy materials, you may contact your bank, broker or other holder of record. In addition, if you are a stockholder of record who shares the same address with another stockholder of record and you currently receive separate copies of the Notice of Internet Availability or set of printed proxy materials, you may write or call the Corporate Secretary as indicated above to request that a single Notice of Internet Availability or set of printed proxy materials be delivered to that address.

How can I obtain a copy of the Annual Report?

        Osiris will, upon receipt of a request in writing, provide without charge to each person from whom proxies are being solicited for the 2018 Annual Meeting a copy of the Annual Report, including the financial statements and any schedules, required to be filed with the SEC, excluding exhibits. We may impose a reasonable fee for providing the exhibits to the Annual Report. Requests should be made to Corporate Secretary, Osiris Therapeutics, Inc., 7015 Albert Einstein Drive, Columbia, MD 21046. The Annual Report is also available free of charge through the Investor Relations—SEC Filings link on our website, http://investor.osiris.com/financial-information/sec-filings.

PROPOSALS TO BE PRESENTED AT THE 2018 ANNUAL MEETING

PROPOSAL NO. 1: AMENDMENT OF THE COMPANY'S CHARTER

        Our Board, in its continuing review of corporate governance matters, and consistent with the proposed settlement of shareholder derivative actions described in Item 3 (Legal Proceedings) of the Annual Report, has concluded that it is advisable and in the best interests of the Company and its stockholders to amend the Charter.

        This Proposal No. 1 proposes amending the Charter to (i) permit the removal of directors without cause and (ii) decrease the number of authorized shares. The overall goal of these amendments is to enhance the rights of stockholders and improve the Company's corporate governance. A copy of the proposed Articles of Amendment is attached to this proxy statement as Exhibit A ("Articles of Amendment"). The proposed Charter amendments are being submitted for approval through two separate proposals—Proposal 1.A and Proposal 1.B, as summarized below. Under the Company's current Charter, each proposal requires the affirmative vote of a majority of all the votes entitled to be cast on the matter at the 2018 Annual Meeting. If the proposals are approved by stockholders, they will go into effect immediately following the acceptance for record of the Articles of Amendment by the State Department of Assessments and Taxation of Maryland. If stockholders approve only one of the proposals, the Company will file the Amended and Restated Charter containing only the amendment referenced in the approved proposal. The summaries of the proposed amendments set forth in Proposals 1.A and 1.B are qualified in their entirety by reference to Exhibit A, which you should read in its entirety. In the summaries, article and section references are to the articles and sections of the current Charter unless otherwise noted.

Proposal 1.A: Amendment to Charter to Permit the Removal of Directors Without Cause

        Section 5.7 of the Charter provides that a director or the entire Board may only be removed for cause by the affirmative vote of at least a majority of all the votes entitled to be cast generally for the election directors. "Cause" with respect to any particular director, consists of (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results in either an improper substantial personal benefit or a material injury to the Company.

        The Articles of Amendment revises Section 5.7 to allow a director to be removed without cause at any time by the affirmative vote of at least a majority of all the votes entitled to be cast generally for the election of directors. The Board believes that this amendment will enhance the rights of stockholders by allowing stockholders to remove directors for any reason. The Board believes that this provision, if approved, will make directors more accountable to the stockholders by granting stockholders the right to remove directors that they believe should be removed or replaced, without having to satisfy the "cause" standard. This amendment is one of the specific corporate governance changes that the Company agreed to submit to stockholders pursuant to the proposed settlement of the shareholder derivative actions described in Item 3 (Legal Proceedings) of the Annual Report.

        Approval of this Proposal 1.A requires the affirmative vote of a majority of all the votes entitled to be cast on the matter at the 2018 Annual Meeting. Abstentions and broker non-votes will have the same effect as votes against the proposal, although they will be considered present for the purpose of determining a quorum. Validly executed proxies will be voted in favor of this Proposal 1.A unless a stockholder indicates otherwise when submitting its proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE COMPANY'S CHARTER TO PERMIT REMOVAL OF DIRECTORS WITHOUT CAUSE.

Proposal 1.B: Amendment to Charter to Decrease the Number of Authorized Shares

        The number of shares of common stock and preferred stock authorized under the current Charter are currently one hundred and ten million (110,000,000) and twenty million (20,000,000), respectively. The Articles of Amendment reduces the number of authorized shares of common stock to seventy-seven million (77,000,000) and the number of authorized shares of preferred stock to five million (5,000,000). The Articles of Amendment also eliminates the Board's ability to increase or decrease the number of authorized shares of stock without stockholder approval.

        The Company believes that the reduction of shares of authorized stock more accurately reflects the maximum number of shares that the Company currently believes that it could need in the future. In addition, the Company believes that the stockholders should have the right to determine any future changes in the number of authorized shares.

        Approval of this Proposal 1.B requires the affirmative vote of a majority of all the votes entitled to be cast on the matter at the 2018 Annual Meeting. Abstentions and broker non-votes will have the same effect as votes against the proposal, although they will be considered present for the purpose of determining a quorum. Validly executed proxies will be voted in favor of this Proposal 1.B unless a stockholder indicates otherwise when submitting its proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT
TO THE COMPANY'S CHARTER TO REDUCE AUTHORIZED SHARES OF COMMON
AND PREFERRED STOCK.

PROPOSAL NO. 2: AMENDMENT AND RESTATEMENT OF THE COMPANY'S BYLAWS

        The Board, in its continuing review of corporate governance matters, and consistent with the proposed settlement of shareholder derivative actions described in Item 3 (Legal Proceedings) of the Annual Report, has concluded that it is advisable and in the best interests of the Company and its stockholders to amend and restate the Bylaws to:

            (i)  remove the requirement that the Company's annual meetings of stockholders be held within six months of fiscal year-end;

           (ii)  require majority voting in uncontested elections of directors;

          (iii)  amend the Company's advance notice provisions for director nominations and stockholder proposals;

          (iv)  require stockholder ratification of director compensation;

           (v)  extend the timeframe for which the Board may fix a record date from 60 days to 90 days;

          (vi)  implement permissive, rather than mandatory, provisions related to the advancement of expenses of executive officers in certain legal proceedings; and

         (vii)  delete sections of the Bylaws that are unnecessary or no longer applicable and make immaterial revisions consistent with Maryland corporate law.

        The overall goal of these amendments is to enhance the rights of stockholders, improve the Company's corporate governance and simplify the Bylaws. A copy of the proposed amended and restated Bylaws is attached to this proxy statement as Exhibit B ("Amended and Restated Bylaws") with deletions indicated by strikethroughs in red font, additions indicated by underlining in blue font and the movement of language indicated by strikethroughs or underlining in green font (with such marks against our existing Bylaws).

        The proposed amendments to the Bylaws are being submitted for approval through seven separate proposals—Proposal 2.A, Proposal 2.B, Proposal 2.C, Proposal 2.D, Proposal 2.E, Proposal 2.F and Proposal 2.G. Under the Company's current Bylaws, each proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the stock of the Company entitled to vote thereon at the 2018 Annual Meeting.

        The proposed Bylaw amendments are summarized in Proposals 2.A, 2.B, 2.C, 2.D, 2.E, 2.F and 2.G. To the extent approved by the stockholders, the Company will implement these amendments through the adoption of the Amended and Restated Bylaws. The summaries of the proposed amendments set forth in Proposals 2.A, 2.B, 2.C, 2.D, 2.E, 2.F and 2.G below are qualified in their entirety by reference to Exhibit B, which you should read in its entirety. In the summaries, article and section references are to the articles and sections of the current Bylaws unless otherwise noted.

        Approval by stockholders of any of the above-referenced proposals will result in the approval and adoption of the Amended and Restated Bylaws by the Board promptly after the 2018 Annual Meeting. If stockholders approve some but not all of the above-referenced proposals, the Company will adopt the Amended and Restated Bylaws containing only the amendments referenced in the proposals that were approved.

Proposal 2.A: Amendment of Bylaws to Remove the Requirement that the Company's Annual Meetings of Stockholders be Held within Six Months of Fiscal Year-End

        Article II Section 2 of the Bylaws provides that the annual meeting of stockholders must be held within six months of the end of each fiscal year of the Company at a date and time set by the Board.

        The Board has proposed that Article II Section 2 of the Bylaws be revised to allow the annual meeting of stockholders to be held at any time during the year, subject to the rules and regulations of the SEC related to annual meetings of stockholders and proxy statements. The Board believes that this amendment will give the Company more flexibility in determining when to hold its annual meeting of stockholders and is consistent with customary market practice and NASDAQ rules. While the Company intends to resume holding its annual meeting of stockholders in the first six months of 2018, the Company does not want to be in violation of the Bylaws and subject to nuisance shareholder litigation if the Board determines it is necessary or appropriate to hold its annual meeting later in the year.

        Approval of this Proposal 2.A requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the stock of the Company entitled to vote thereon at the 2018 Annual Meeting. Abstentions and broker non-votes will have the same effect as votes against the proposal, although they will be considered present for the purpose of determining a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

Proposal 2.B: Amendment of Bylaws to Require Majority Voting in Uncontested Director Elections

        Article II, Section 7 of the Bylaws provides that a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director.

        The Board has proposed that Article II, Section 7 of the Bylaws be revised to require a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present to elect a director, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of all the votes cast at the meeting.

        Additionally, the Board has proposed that Article II, Section 7 of the Bylaws include a director resignation policy in the event a director does not receive the vote of at least a majority of votes cast in an uncontested election. If the number of nominees does not exceed the number of directors to be elected, and if an incumbent director does not receive the vote of at least a majority of the votes cast, the director must tender his or her resignation to the Board. The Nominating Committee of the Board (the "Nominating Committee") will recommend to the Board whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating Committee's recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating Committee, in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating Committee or the decision of the Board. If the Board does not accept a director's resignation, such director will continue to serve until his or her successor is elected and qualifies or until the director's earlier resignation or removal. If the Board does accept the resignation, then the Board may fill any resulting vacancy in accordance with the Charter or may decrease the size of the Board in accordance with the Bylaws.

        The Company believes that this proposal will further align the Board's interests with the interests of the stockholders by enhancing accountability. Adoption of the majority vote requirement for uncontested elections of directors will also bring the Company's director election procedures in line with the majority of NASDAQ listed companies. This amendment is one of the specific corporate governance changes that the Company agreed to submit to stockholders pursuant to the proposed settlement of the shareholder derivative actions described in Item 3 (Legal Proceedings) of the Annual Report.

        Approval of this Proposal 2.B requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the stock of the Company entitled to vote thereon at the 2018 Annual Meeting. Abstentions and broker non-votes will have the same effect as votes against the proposal, although they will be considered present for the purpose of determining a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

Proposal 2.C: Amendment of Bylaws to Amend the Company's Advance Notice Provisions for Director Nominations and Stockholder Proposals

        Article II, Section 11 of the Bylaws provides that director nominations for the Board must be received by the Company not less than one hundred twenty (120) days prior to the day the Company released its proxy statement in connection with the prior year's annual meeting. Additionally Article II, Section 11 of the Bylaws provides that in the event the annual meeting is advanced by more than thirty (30) days from the date of the prior year's annual meeting, notice by stockholders is considered timely only if delivered within ninety (90) days of the newly announced date of mailing for the proxy statement.

        The Board has proposed that Article II, Section 11 of the Bylaws be revised to provide that nominations for the Board must be received by the Company not less than ninety (90) days or more than one hundred twenty (120) days prior to the first anniversary of the previous year's annual meeting. This provision allows stockholders to provide nominations closer to the date of the meeting, which the Company believes enhances this right for stockholders while still providing the Company with sufficient advance notice of any nominations. This formulation also brings this provision in line with more customary market practice for advance notice provisions. Additionally, the Board has proposed that Article II, Section 11 of the Bylaws be revised to provide that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than ninety (90) days from the date of the previous year's annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is made.

        The Amended and Restated Bylaws also amends Article II, Section 12 of the Bylaws, which relates to stockholder proposals, to be consistent with the revised timing in Article II, Section 11 outlined above.

        The Company believes that the changes described above will enhance the rights of stockholders and will align the Company's advance notice provisions with more customary market practice for advance notice provisions.

        Further, the Board has proposed that Article II, Section 11 of the Bylaws be revised to provide that a stockholder's notice for the nomination of directors shall set forth additional information as to each proposed nominee and as to each stockholder giving such notice, as well as a representation that the stockholder will update or supplement the information provided in such notice as of the record date for the meeting not later than 10 days after the record date for the meeting. With regard to each proposed nominee, the Amended and Restated Bylaws requires the stockholder's notice to contain following additional information: (i) all information about such nominee that is set forth in a questionnaire provided by the Company regarding such nominee's background, qualifications and independence, and (ii) a representation on behalf of such nominee that the nominee is not (and will not become) a party to an agreement relating to how the nominee will act or vote on any issue, or compensation. With regard to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination was made, the Amended and Restated Bylaws requires the stockholder's notice to contain the following additional information: (i) a representation on behalf of such nominee that the nominee is not (and will not become) a party to an agreement relating to how the nominee will act or vote on any issue, or compensation; and (ii) a description of any agreement, arrangement, or understanding that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder or such beneficial owner, on whose behalf the proposal is made, or any of their respective affiliates or associates the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder or such beneficial owner or their respective affiliates and associates with respect to shares of common stock of the Corporation, including but not limited to any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares. The Company believes these changes will enhance the information provided to stockholders regarding director nominees to be voted on and bring the requirements for persons proposing directors in opposition to the Board's nominees in line with more customary market practice.

        Approval of this Proposal 2.C requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the stock of the Company entitled to vote thereon at the 2018 Annual Meeting. Abstentions and broker non-votes will have the same effect as votes against the proposal, although they will be considered present for the purpose of determining a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

Proposal 2.D: Amendment of Bylaws to Require Stockholder Ratification of Director Compensation

        Article III, Section 14 of the Bylaws provides that directors, by resolution of the Board, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Company and for any service or activity they performed or engaged in as directors.

        The Board has proposed that Article III, Section 14 of the Bylaws be revised to provide that the compensation of directors must be fixed by a resolution of the Board and such resolution must also be submitted to the stockholders for ratification at the next scheduled annual or special meeting of the stockholders. Additionally, compensation may be paid to directors between the time of adoption of a resolution by the Board fixing the compensation of directors and the meeting of stockholders at which ratification of compensation is sought.

        The Company believes that providing for ratification of director compensation by stockholders will further enhance accountability between the Board and the stockholders.

        Approval of this Proposal 2.D requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the stock of the Company entitled to vote thereon at the 2018 Annual Meeting. Abstentions and broker non-votes will have the same effect as votes against the proposal, although they will be considered present for the purpose of determining a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

Proposal 2.E: Amendment of Bylaws to Extend the Timeframe for which the Board may Fix a Record Date from 60 days to 90 days

        Article VII, Section 4 of the Bylaws provides that the Board may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. The Bylaws state that the record date shall not be prior to the close of business on the day the record date is fixed and shall be not more than 60 days before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken (in the case of a meeting of stockholders, the record date cannot be less than 20 days).

        The Board has proposed that Article VII, Section 4 of the Bylaws be revised to provide that the record date shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken (in the case of a meeting of stockholders, the record date cannot be less than 20 days).

        The Company believes that extending the timeframe for which the record date may be fixed from 60 days to 90 days will provide the Board more flexibility to give stockholders more notice of a record date and we believe aligns the Company's procedures with more customary market practice.

        Approval of this Proposal 2.E requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the stock of the Company entitled to vote thereon at the 2018 Annual Meeting. Abstentions and broker non-votes will have the same effect as votes against the proposal, although they will be considered present for the purpose of determining a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

Proposal 2.F: Amendment of Bylaws to Implement Permissive, Rather than Mandatory, Provisions Regarding the Advancement of Expenses of Executive Officers in Certain Legal Proceedings

        Article XI of the Bylaws provides that the Company must pay or reimburse any individual who is a present or former director or officer of the Company for the reasonable expenses related to certain legal proceedings in advance of final disposition of such proceedings.

        The Board has proposed that Article XI of the Bylaws be revised to require the Company to pay or reimburse any individual who is a present or former director in certain legal proceedings in advance of the final disposition of such proceedings; however, the Company shall be allowed, but not required, to pay or reimburse any individual who is a present or former executive officer in such proceedings.

        The Company believes that providing for the permissive advancement of expenses for executive officers further enhances accountability between the Company and the stockholders while allowing the Company to still attract and retain qualified directors. The indemnification provisions in Article XI of the Bylaws will remain unchanged.

        Approval of this Proposal 2.F requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the stock of the Company entitled to vote thereon at the 2018 Annual Meeting. Abstentions and broker non-votes will have the same effect as votes against the proposal, although they will be considered present for the purpose of determining a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

Proposal 2.G: Amendment of Bylaws to Delete Sections of the Bylaws that are Unnecessary or No Longer Applicable and Make Other Immaterial Changes Consistent with Maryland Corporate Law

        In addition to the amendments to the Bylaws reflected in Proposals 2.A, 2.B, 2.C, 2.D, 2.E, and 2.F, the Amended and Restated Bylaws reflect a number of changes and other modifications of a ministerial and, in the view of the Company, immaterial nature that are necessary in view of the changes being proposed. These changes and modifications include, among other things, deletion and revision of definitions, references and cross-references and other provisions that are unnecessary, are no longer applicable to us or that need to be updated so that the Bylaws reflect the Company's current practices, and the necessary re-numbering and lettering of remaining provisions.

        Listed below, in summary form, are some of the specific changes that will be made to our current Bylaws if Proposal 2.G is approved by our stockholders at the 2018 Annual Meeting. This does not identify certain other non-substantive, immaterial changes. The summaries of the proposed changes set forth below are qualified in their entirety by reference to Exhibit B, which you should read in its entirety.

  •
  Revisions to Article II, Section 3 to require written requests by stockholders to call special meetings to state the purpose of the meeting;

  •
  Revisions to Article II, Section 3 to provide the Board with the authority to set the record date and date, time and place of special meetings of stockholders;

  •
  Revisions to Article II, Section 4 to provide for increased notice to stockholders regarding special meetings;

  •
  Deletion of language in Article II, Section 5 allowing the secretary or assistant secretary to preside over meetings of stockholders;

  •
  Deletion of Article II, Section 9 regarding the voting of stock by corporations, partnerships, trusts and other entities;

  •
  Revisions to Article III, Section 1 to include language reserving certain powers for stockholders as required by law;

  •
  Deletion of language in Article III, Section 6 regarding the authority of the Board to set the place of a special meeting of the Board;

  •
  Revisions to Article III, Section 7 to provide for delivery of notices of a special meeting of the Board via international mail service;

  •
  Deletion of language in Article III, Section 8 regarding the quorum if one or more directors are disqualified;

  •
  Deletion of Article III, Section 15 regarding liability of directors for the loss of deposits;

  •
  Deletion of Article III, Section 16 regarding surety bonds;

  •
  Deletion of Article III, Section 17 regarding the reliance of directors upon the books and records of the Company;

  •
  Deletion of Article III, Section 18 regarding certain rights of directors, officers employees and agents of the Company;

  •
  Deletion of language in Article IV, Section 3 regarding the appointment to a committee by committee members of another director, in the event a member of a committee is absent;

  •
  Revisions to Article V, Section 2 to allow any officer appointed by other officer to be removed by such appointing officer, with or without cause;

  •
  Revisions to Article V, Section 6 to allow the Chairman of the Board to also hold the positions of Chief Executive Officer or President and to provide for the general responsibilities of the Chairman of the Board;

  •
  Revisions to Article V, Section 10 to revise the responsibilities of the Treasurer of the Company;

  •
  Revisions to Article V, Section 11 to authorize a committee of the Board to also set the compensation of the officers of the Company;

  •
  Deletion of Article VI, Section 1 regarding the ratification of certain agreements and documents by the Board;

  •
  Deletion of language in Article VII, Section 1 regarding stock certificates and certain requirements related to the stock certificates;

  •
  Deletion of Article VII, Section 6 regarding the issuance of units;

  •
  Deletion of Article VIII regarding the Company's accounting year; and

  •
  Deletion of Article IX regarding dividends and distributions by the Company.

        The overall goal of these amendments is to enhance the rights of shareholders, improve the Company's corporate governance by aligning the Bylaws with the Company's current practices, and simplify the Amended and Restated Bylaws by removing unnecessary or now-irrelevant provisions.

        Approval of this Proposal 2.G requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the stock of the Company entitled to vote thereon at the 2018 Annual Meeting. Abstentions and broker non-votes will have the same effect as votes against the proposal, although they will be considered present for the purpose of determining a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

PROPOSAL NO. 3: ELECTION OF DIRECTOR NOMINEES

        Our Board currently consists of six members. In 2015, the Board, with stockholder approval, was declassified. Except for Thomas Brandt, all current directors have been nominated by the Nominating Committee, comprised of independent directors, and by the full Board to stand for election at the 2018 Annual Meeting. Mr. Brandt was not nominated to stand for election at the 2018 Annual Meeting. At the 2018 Annual Meeting, the Board plans to decrease the size of the Board to five directors. The five nominees are Peter Friedli, Chairman of the Board, Uwe Sommer, Thomas Knapp, David White and Willi Miesch. The Company's shares are currently not listed on a national securities exchange but were previously listed on The NASDAQ Stock Market, Inc. ("NASDAQ") until April 28, 2017. The Company has chosen the definition of director independence contained in the rules of NASDAQ as the Company's director independence standards. Our Board has determined that the following nominees to the Board qualify as "independent" under the independence standards promulgated by the SEC and by NASDAQ: Mr. Knapp, Mr. Miesch, Mr. Sommer and Mr. White.

        The Board believes that each of the nominees is qualified to serve as a director of Osiris and the specific qualifications of each nominee that were considered by the Board are set forth in each nominee's biographical description. Equally important, the Board believes that the combination of backgrounds, skills and experiences has produced a Board that is well-equipped to exercise oversight responsibilities on behalf of the Company's stockholders. If elected at this 2018 Annual Meeting, each nominee will serve for a one-year term expiring at the 2019 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, subject to their earlier death, resignation, retirement or removal. Information concerning the nominees for election is set forth below.

        The election of the directors requires the plurality of the votes cast on the matter at the 2018 Annual Meeting, assuming the presence of a quorum. Therefore, the director nominees receiving the highest number of "FOR" votes will be elected. There is no cumulative voting in the election of directors. For purposes of this proposal, abstentions, votes marked "WITHHOLD" and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. In the event that any nominee should become unable or unwilling to serve, the shares represented by a validly executed proxy will be voted for the election of such other person as the Board may recommend in his place, unless the Board chooses to reduce the number of directors serving on the Board. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

        Set forth below are the biographies of each of the persons who have been nominated for election as directors at the 2018 Annual Meeting.

        Peter Friedli, age 64, is a co-founder of the Company and, except for the period between February and June 2004, has been a director since January 1996. Since 2012, Mr. Friedli has served as the President and sole owner of Peter Friedli & Co., Inc. Since 1986, Mr. Friedli has served as a principal of Friedli Corporate Finance, Inc., a leading Swiss venture capital firm, which has made significant investments in the biotechnology industry and has been the primary source of financing for the Company. Since 1997, Mr. Friedli has served as the President of New Venturetec Ltd., a Swiss publicly traded investment company, and its wholly-owned subsidiary, Venturetec, Inc. Mr. Friedli has worked in the field of international management consulting for service and industrial companies in Europe and the United States throughout his career and serves as a director for certain private companies. Mr. Friedli brings to our Board his extensive experience as an independent investment manager in venture capital, specialization in investments domiciled in the United States in the areas of biotechnology and technology, service on the boards of other companies and organizations, and a longtime commitment to the Company. Mr. Friedli is the largest single shareholder of the Company.

        Thomas J. Knapp, age 65, was appointed to the Board in February 2017. Mr. Knapp is currently a consultant for SELLAS Life Sciences Group, Inc. (NASDAQ: SLS), which completed its merger with

Galena Biopharma, Inc. ("Galena") (NASDAQ: GALE) in December 2017. From June 2015 to December 2017, Mr. Knapp served as Interim General Counsel and Corporate Secretary of Galena. Previously, from February 2010 to July 2015, he was Executive Vice President, Chief Legal Officer and Corporate Secretary of Sucampo Pharmaceuticals, Inc. (NASDAQ: SCMP). His other experience includes serving as Vice President, General Counsel and Corporate Secretary at NorthWestern Corporation and in senior in-house attorney positions at The Boeing Company and The Burlington Northern & Santa Fe Railway Company. Mr. Knapp has over 25 years of corporate and law firm experience with regulated industries, which experience includes federal and state regulatory matters, federal government affairs, risk management, compliance, litigation, complex commercial transactions and corporate governance. Mr. Knapp brings to our Board his vast legal experience working with companies in regulated industries as well as his knowledge regarding the pharmaceutical industry.

        Willi Miesch, age 54, was appointed to the Board in February 2018. Since 1998, Mr. Miesch has served as Chief Executive Officer of Medartis AG, a medical technology company. Prior to working at Medartis AG, he held executive roles at Institut Straumann AG Switzerland and USA and Stratec Medical. Mr. Miesch has extensive entrepreneurial experience developing healthcare companies and marketing medical devices. Mr. Miesch has a Superior Technician degree from ABB Engineering School Baden and completed postgraduate studies in market-oriented Business Management at the University of Central Switzerland. Mr. Miesch brings to our Board his leadership experience and marketing expertise.

        Uwe Sommer, age 62, was appointed to the Board in February 2017. Mr. Sommer was Chief Executive Officer of UTM Luxemburg SCA ("UTM Luxemburg") from May 2017 to August 2017. Prior to UTM Luxemburg, Mr. Sommer served in various management positions at Lindt & Sprüngli AG, including as Head of Marketing & Sales, from 1993 to 2017. Earlier in his career, Mr. Sommer held executive roles with Johnson & Johnson, Mars, Incorporated, and Procter & Gamble Co. He has degrees in Economics from University Kiel (Germany) and Marketing and Economics from Penn State University. Mr. Sommer brings to our Board his leadership experience in global marketing and sales, including managing distribution in markets including Europe, Japan, the Middle East, Africa and the United States.

        David L. White, age 49, was appointed to the Board in May 2017. Since April 2018, Mr. White has served as Managing Director of Comstock Holding Companies, Inc. (NASDAQ: CHCI). From September 2016 until April 2018, Mr. White served as an independent management consultant. From September 2006 to June 2016, Mr. White served as Senior Vice President, Chief Financial Officer and Treasurer of Choice Hotels International, Inc. ("Choice Hotels") (NYSE: CHH), a hospitality holding corporation. Prior to joining Choice Hotels, he held positions with Ernst & Young LLP, Arthur Andersen LLP and Statoil Energy, Inc. Mr. White has more than 25 years of corporate finance and public accounting experience with a track record of achievement in financial management, business and capital allocation strategy, and public company reporting, compliance and governance. Mr. White brings to our Board his extensive background in corporate finance and public accounting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES SET FORTH ABOVE.

PROPOSAL NO. 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we are asking stockholders to approve, on an advisory, non-binding basis, the executive compensation paid by the Company as disclosed in this Proxy Statement. The Company last provided its stockholders with the opportunity to cast an advisory vote to approve the compensation of its named executive officers in 2014. This Proposal No. 4, commonly referred to as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our executive compensation programs.

        As described in detail in the Compensation Discussion and Analysis section and the related tables and narrative disclosure in this Proxy Statement, our executive compensation programs are designed to attract and retain highly qualified executives, reflect performance and reward high performance, reward named executive officers for meeting the Company's strategic goals and objectives, and align named executive officers' goals with those of our stockholders. Please read the Compensation Discussion and Analysis section for additional details about our executive compensation objectives, philosophy, and programs, along with the compensation paid to our named executive officers with respect to the fiscal year ended December 31, 2017 and the rationale for such compensation.

        For the reasons discussed above, we believe our compensation program for our named executive officers is instrumental in helping us achieve our operational and financial goals. Accordingly, the Board is asking stockholders to cast a non-binding, advisory vote "FOR" the compensation paid to our named executive officers in 2017, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and related narrative discussion included in this Proxy Statement.

        We recommend that you vote "FOR" the following resolution at the 2018 Annual Meeting:

        RESOLVED, that the compensation of the Company's named executive officers as disclosed in the Company's proxy statement for the 2018 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.

        The affirmative vote of a majority of all the votes cast at the 2018 Annual Meeting on the matter is required for approval of the advisory (non-binding) vote to approve the compensation of our named executive officers. For purposes of approving this Proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. Although the say-on-pay vote we are asking you to cast is non-binding, the Board and the Compensation Committee, who are responsible for designing and administering our executive compensation programs, value the opinions of our stockholders on this Proposal No. 4 and will consider the outcome of the vote on this Proposal No. 4 when making future compensation decisions for our named executive officers.

        The Company's current policy, and the Board's recommendation contained in Proposal No. 5, is to provide stockholders with an opportunity to approve the compensation of the named executive officers at each annual meeting of stockholders. Accordingly, assuming no change to the Company's current policy, it is expected that the next "say-on-pay" vote will occur at the 2019 Annual Meeting of Stockholders.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RESOLUTION APPROVING ON A NON-BINDING ADVISORY BASIS THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 5: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

        As described in Proposal No. 4 above, we are asking our stockholders to approve, on an advisory, non-binding basis, the executive compensation paid by the Company as disclosed in this Proxy Statement pursuant to rules promulgated by the SEC. In this Proposal No. 5, we are asking our stockholders to cast a non-binding, advisory vote regarding the frequency of future executive compensation advisory votes. Stockholders may vote in favor of holding an executive compensation advisory vote every three years, every two years, every year, or may abstain from voting.

        After careful consideration, the Board recommends that an executive compensation advisory vote be held every year. The Board believes that an annual executive compensation advisory vote will allow our stockholders to hold our Board and Compensation Committee accountable for compensation decisions. An annual advisory vote enhances transparency and gives our stockholders an opportunity to express support or opposition to our executive compensation program every year. It also facilitates stockholder engagement and provides our Board and Compensation Committee with closer to real-time and more direct feedback on the executive compensation practices.

        The affirmative vote of a majority of all the votes cast at the 2018 Annual Meeting on the matter is required for approval of the frequency of future executive compensation advisory votes. Since stockholders have several voting choices for this Proposal 5, it is possible that no single choice will receive a majority of the votes cast. For this Proposal 5, the option receiving a plurality of the votes cast on the proposal will be deemed the preferred option of stockholders. Although the Board is making a recommendation with respect to this proposal, stockholders are being asked to vote on the choices specified above, and not whether they agree or disagree with the Board's recommendation. For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

        The Board will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, because this vote is advisory and non-binding, the Board may decide that it is in the best interests of our stockholders and the Company to hold the advisory vote to approve executive compensation more or less frequently than the frequency approved by our stockholders.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE "EVERY YEAR" ALTERNATIVE SET OUT IN THE PROXY CARD.

PROPOSAL NO. 6: RATIFICATION OF DIRECTOR COMPENSATION

        After careful consideration of the matter and in recognition of the importance of this matter to our stockholders, the Board has determined that it is in the best interests of the Company and our stockholders to seek the ratification of the compensation of our directors as disclosed in this proxy statement. The Company believes that providing for ratification of director compensation by stockholders will further enhance accountability between the Board and the stockholders.

        As described in detail in this proxy statement, our director compensation is determined by the Compensation Committee, subject to approval by the Board as a whole. In determining director compensation, the Compensation Committee's decision is generally guided by its belief that compensation should be designed to fairly pay the directors for work required of directors of a company of our size and scope, and the structure of the compensation should be simple, transparent and easy for stockholders to understand. The Company generally pays directors for services performed in any particular year after the year end.

        The affirmative vote of the holders of a majority of all the votes cast at the 2018 Annual Meeting on the matter is necessary for the ratification of the compensation of our directors. For purposes of approving Proposal 6, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. If the stockholders do not ratify our director compensation, the Compensation Committee may reconsider such compensation, but is not required to do so. Notwithstanding the proposed ratification of our director compensation, the Compensation Committee, in its discretion, may change such compensation at any time during the year without notice to, or the consent of, the stockholders, if the Compensation Committee determines that such a change would be in the best interests of the Company and our stockholders.

        For the reasons discussed above, we believe our compensation program for our directors is instrumental in helping us achieve our operational and financial goals. Accordingly, the Board proposes that the stockholders ratify the compensation of our directors as disclosed in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE COMPENSATION OF THE COMPANY'S DIRECTORS.

PROPOSAL NO. 7: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018

        Our Board and management are committed to the quality, integrity and transparency of our financial reports. In accordance with the duties set forth in its written charter, the Audit Committee of our Board has appointed Ernst & Young LLP ("Ernst & Young") as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Representatives of Ernst & Young are expected to be present at the 2018 Annual Meeting, are expected to be available to respond to appropriate questions from stockholders, and will have the opportunity to make a statement if they desire to do so.

        After careful consideration of the matter and in recognition of the importance of this matter to our stockholders, the Board has determined that it is in the best interests of the Company and our stockholders to seek the ratification by our stockholders of our Audit Committee's selection of our independent registered public accounting firm. The affirmative vote of the holders of a majority of all the votes cast at the 2018 Annual Meeting on the matter is necessary for the approval of the ratification of the appointment of Ernst & Young as our independent registered public accounting firm. For purposes of approving Proposal 7, abstentions will not be counted as votes cast and will have no effect on the result of the vote. If the stockholders do not ratify the appointment of Ernst & Young, the Audit Committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of Ernst & Young by the stockholders, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year without notice to, or the consent of, the stockholders, if the Audit Committee determines that such a change would be in the Company's best interests and the best interests of its stockholders.

        The Board proposes that the stockholders ratify the appointment of Ernst & Young to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2018, although such ratification is not required under Maryland law or our Charter or Bylaws.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018.

Relationship with Independent Registered Public Accounting Firm

        Ernst & Young has served as our independent registered public accounting firm since May 17, 2017 and audited our financial statements for the years ended December 21, 2015, December 31, 2016 and December 2017.

        During the fiscal year ended December 31, 2017: (1) the Company had no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with its report; and (2) there have been no "reportable events" (as defined in Regulation S-K Item 304(a)(1)(v)).

        The following table sets forth the aggregate fees for services rendered by Ernst & Young for the Company for the fiscal years ended December 31, 2017 and 2016.

	Fiscal Year Ended 12/31/2017	Fiscal Year Ended 12/31/2016
Audit Fees(1)	$1,312,000	$1,561,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total	$1,312,000	$1,561,000

(1)
Audit fees are fees billed to the Company for professional services performed for the audit of financial statements included in the Annual Report, for review of quarterly unaudited financial information included as a footnote in the annual financial statements, and for the audit of our internal control over financial reporting.

(2)
Audit-related fees consisted principally of fees billed to the Company for assurance and related services performed that are reasonably related to the performance of the audit or review of our financial statements, including due diligence related to mergers and acquisitions, audits of employee benefit and compensation plans, audits of carve-out entities, and other agreed upon procedures to meet various statutory and regulatory requirements.

(3)
Tax fees are fees billed to the Company for professional services performed for tax compliance, tax preparation, tax planning and other tax services.

(4)
All other fees are fees for any permissible services performed that do not meet the above category descriptions.

        Under our pre-approval policy, concurrent with the appointment of the independent registered public accounting firm, the Audit Committee must pre-approve all auditing services, review and attest services, internal control related services and non-audit services provided to the Company by the independent registered public accounting firm and all fees payable by the Company to the independent registered public accounting firm for such services. The Audit Committee also is responsible for overseeing the audit fee negotiations associated with the retention of Ernst & Young for the audit of our financial statements.

        The Audit Committee has considered whether the services rendered by Ernst & Young to the Company for fiscal years 2017 and 2016 are compatible with maintaining the independent registered public accounting firm's independence and has concluded that such services do not impair its independence.

PROPOSAL NO. 8: APPROVAL OF THE OSIRIS THERAPEUTICS, INC. 2018 LONG-TERM INCENTIVE PLAN

        The stockholders are being asked to consider and vote upon a proposal to adopt a long-term cash-based incentive compensation program, the Osiris Therapeutics, Inc. 2018 Long-Term Incentive Plan, which we refer to as the plan. Up to fifteen percent (15%) of the Company's net after-tax profits will be set aside under the plan each year, starting with the fiscal year commencing on January 1, 2018, to incentivize our key employees and other key service providers.

        The Board approved the plan, subject to stockholder approval at this annual meeting, on April 6, 2018 upon the recommendation of the Compensation Committee, as a part of the Osiris Therapeutics, Inc. 2006 Omnibus Plan, which we refer to as the omnibus plan. If approved by stockholders at the annual meeting, the plan will be effective at the time of stockholder approval, and Article VII of the omnibus plan, which permits the grant of performance-based cash awards of various structures, will be suspended, replaced and superseded in all respects by the plan.

        The Company is seeking approval of the plan, because its implementation will result in a material share of net after-tax profits being used to compensate our employees and other service providers, and the Board believes submitting the plan to the stockholders is an important corporate governance action. Stockholder approval is not required to comply with NASDAQ listing rules, nor is stockholder approval otherwise required by any applicable law. Nonetheless, if the proposal does not receive shareholder approval, the plan will not be implemented to supersede Article VII of the omnibus plan, and Article VII of the omnibus plan, which gives the Company broader discretion to structure performance-based cash awards, will remain a part of the omnibus plan in its current form.

        You are urged to read this entire proposal and the complete plan document, which is attached to this proxy statement as Exhibit C.

        Our executive officers have an interest in this proposal as they would be eligible to receive awards under the plan.

        The affirmative vote of the holders of a majority of the votes cast on the matter at the 2018 Annual Meeting is necessary for approval of the plan, assuming the presence of a quorum. Abstentions and broker non-votes are not considered as votes cast on the matter, and thus will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL
OF THE OSIRIS THERAPEUTICS, INC. 2018 LONG-TERM INCENTIVE PLAN.

Why We Believe You Should Vote For This Proposal

        We believe the plan is essential to provide a long-term link between compensation and stockholder value creation and that generating and growing net after-tax profits is a key financial goal in achieving such value creation. The plan is designed to align the interests of our executive officers, senior management and other key employees and key service providers with those of stockholders by motivating the senior management team to achieve net after-tax profits as a key financial goal and directly rewarding performance in achieving this goal.

        Successful execution of our business strategy requires us to hire and retain high-performing key employees in a number of areas, including senior management, research and development, sales, marketing, finance and accounting, legal, and human resources. We compete in the labor market for these talented employees and other service providers with many other public and privately-held companies that provide performance-based compensation. We believe that the plan, by creating the tangible link between cash compensation and the Company's financial success through growth in net after-tax profits, will provide a meaningful and attractive retention and recruitment tool.

Summary of Material Provisions of Plan

        The following summary of the material provisions of the plan is qualified in its entirety by reference to the complete text of the plan in the form in which it would become effective upon approval of this proposal. The text of that form is attached to this proxy statement as Exhibit C and incorporated by reference into this proposal. You are urged to read this proposal and the text of the plan in their entirety.

        Purpose and Types of Awards.    Awards under the plan are cash-based performance awards. Each fiscal year we intend to set aside fifteen percent (15%) of the Company's net after-tax profits to incentivize participants. Each person selected to be a participant will receive a right to a share of such net after-tax profits. We believe that granting awards under the plan provides participants with an incentive to contribute to the success of the Company and to operate and manage our business in a manner that will provide for our long-term growth and profitability to benefit our stockholders and other important stakeholders, and will encourage key personnel to act in our best interests during their service to our company as a condition of enjoying the benefits of the plan.

        Net After-Tax Profits Defined.    For purposes of the plan, net after-tax profits will be earnings before interest and taxes, adjusted for the impact of taxes and further adjusted as next described. In determining net-after tax profits for purposes of the plan, the company will disregard the impact of a sale of assets or other divestitures of a business or business unit, and the company also will disregard earnings generated from other extraordinary or unusual, non-recurring events, such as up-front or milestone payments. Net after-tax profits will be determined before offset for the benefits payable under the plan.

        Eligibility.    The Compensation Committee may designate any employee of the Company or an affiliate to participate in the plan.

        Vesting.    An award will vest, if earned, in three installments based on the participant's continued service to the Company or its affiliates—the first installment vesting on the second anniversary of the last day of the fiscal year for which the award was made, referred to as the first vesting date, and one each of the next two installments vesting on each of the first two anniversaries of the first vesting date of the award. Vesting of an outstanding award will accelerate in the event the participant terminates service with the Company and its affiliates on account of death, disability or age- and service-based retirement. Any portion of a participant's award that is not vested at termination, and is not subject to accelerated vesting, will be forfeited upon the participant's termination of service.

        Change in Control.    A change in control will result in termination of the plan and full vesting of outstanding awards.

        Administration.    The plan is administered by the Compensation Committee. The composition of the Compensation Committee will satisfy the requirements of any stock exchange on which our common stock is listed. During any period of time in which we do not have a Compensation Committee, the plan is administered by the Board of Directors or another committee appointed by the Board of Directors. With certain exceptions, and if permitted by applicable law, the Compensation Committee may delegate some or all of its authority to our chief executive officer or any other officer.

        Term.    As part of the omnibus plan, the plan will terminate on May 6, 2024 (the automatic termination date for the omnibus plan), unless it is terminated earlier by the Board of Directors or in connection with a change in control of the Company.

        Amendment and Termination.    The Board of Directors may not increase above fifteen percent (15%) the percentage of net after-tax profits set aside for a fiscal year under the plan. Before or during a fiscal year, the Board of Directors may determine to reduce the percentage of net after-tax profits set aside during a fiscal year to less than fifteen percent (15%). Except as described in the preceding sentences, the Board of Directors reserves the right to amend or terminate the plan as to amounts that may be earned for a fiscal year not yet commenced.

        Discretionary Annual Incentive Bonuses.    Nothing in the plan is intended to prevent the Company from providing discretionary annual incentive bonuses to it employees, and the plan is not intended to limit the payment of such bonuses in any way.

        Section 162(m) of the Code.    The Company will receive a federal tax deduction for compensation payments under the plan, except to the extent Section 162(m) of Internal Revenue Code, or Section 162(m), limits the deduction. Before the enactment of the Tax Cuts and Jobs Act of 2017, or the Tax Act, Section 162(m) generally limited to $1 million the federal tax deductibility of compensation paid in one year to the chief executive officer and the three other most highly compensated executive officers employed by us at the end of the year (other than the chief financial officer) and provided that performance-based compensation may qualify for an exception from the limit on deductibility, if, among other requirements, the plan under which that compensation is paid met certain requirements, including stockholder approval. As a result of the enactment in December 2017 of the Tax Act, significant changes were made to Section 162(m), including expanding the number of individuals covered by Section 162(m) and the elimination of the Section 162(m) exception, effective for taxable years beginning after December 31, 2017. The Tax Act also includes transition relief, under which the changes to Section 162(m) will not apply to compensation (1) payable under a written binding agreement that was in effect on November 2, 2017 that is not subsequently materially modified and (2) which otherwise would have been deductible under Section 162(m) before the effective time of the Tax Act. The Company does not expect any payments under the plan to qualify for transition relief.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors

        Our Charter and Bylaws provide that our business is to be managed by or under the direction of our Board. All directors are elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders, until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal.

        The members of our Board, as well as their respective current committee memberships, are as follows:

			Committee Membership
Name	Age	Positions	Audit	Compensation	Nominating
Peter Friedli	64	Chairman of the Board of Directors
David L. White	49	Chairman, Audit Committee	X
Uwe Sommer	62	Chairman, Nominating Committee and Compensation Committee		X	X
Thomas M. Brandt(1)	66	Director	X
Thomas J. Knapp	65	Director	X	X	X
Willi Miesch	54	Director

(1)
Mr. Brandt was not nominated to stand for election at the 2018 Annual Meeting.

Director Independence

        The Company's shares are currently not listed on a national securities exchange but were previously listed on NASDAQ until April 28, 2017. The Company has chosen the definition of director independence contained in the rules of NASDAQ as the Company's director independence standards. The NASDAQ rules require that a majority of the members of our Board be independent, which means that they are not officers or employees of the Company and are free of any relationship that would interfere with the exercise of their independent judgment. Our Board has determined that the following members of the Board qualify as "independent" under the independence standards promulgated by the SEC and by NASDAQ: Mr. Knapp, Mr. Miesch, Mr. Sommer and Mr. White. Furthermore, our Board has determined that none of the current members of the three standing committees of the Board has any material relationship with us (directly or as a partner, stockholder or officer of an organization that has a relationship with us), and therefore, each committee is "independent."

Board Leadership Structure

        Our Corporate Governance Principles, which can be found on the Corporate Governance section of our website at http://investor.osiris.com/corporate-governance, describe our policies concerning, among other things, the role of the Board and management, proper Board functions, independence, and committee matters. Currently, the positions of Chairman of the Board and Chief Executive Officer are held by different persons. Our Board believes that this structure provides the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis. Our Board has the authority to choose its Chairman in any way it deems best for us at any given point in time. Accordingly, our Board reserves the right to vest the responsibilities of the Chief Executive Officer and Chairman in the same person or in two different individuals depending on what it believes is in the best interests of the Company and our stockholders. Mr. Friedli is uniquely qualified to serve as our Chairman given his historical leadership of our Board, his long history with us, and his skills and experience in the biotechnology industry and in matters of corporate finance. Mr. Friedli is also our largest stockholder. Our Board believes that there is no single leadership structure that would be most effective in all circumstances and, therefore, retains the authority to modify our Board's structure to best address our circumstances as and when appropriate.

Board's Role in Risk Oversight

        At the direction of our Board, we are instituting risk management initiatives to assess, monitor and mitigate risks that arise in the course of our business. The Board has determined that the Board of Directors as a whole, and not a separate committee, will oversee the Company's risk management initiatives. Each of our Board Committees has historically focused on specific risks within their areas of responsibility, but the Board believes that risk management overall would be more properly overseen by all of the members of the Board. Our Audit Committee is primarily responsible to the Board in the planning, assessment and reporting of our risk profile. At this stage in the implementation of our risk management initiatives, the Board will review the status of the implementation of the initiatives and findings at every regularly scheduled Board meeting.

Committees of the Board of Directors and Meetings

        As described below, our Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

        Meeting Attendance.    During the year ended December 31, 2017, there were 11 meetings of the Board, and the various committees of the Board met a total of 18 times. During 2017, with the exception of Yves Huwyler, who passed away in March 2017, no then-incumbent director attended fewer than 75% of the total number of meetings of the Board and committees on which the director served. We do not have a policy on director attendance at our Annual Meetings of Stockholders, but all of our directors are invited and encouraged to attend our Annual Meetings of Stockholders. Four directors attended our last Annual Meeting of Stockholders in 2015.

        Audit Committee.    Our Audit Committee met ten times during 2017. This committee currently has three members, Mr. White (Audit Committee Chairman), Mr. Knapp and Mr. Brandt. Mr. Brandt was not nominated to stand for election at the 2018 Annual Meeting. Our Audit Committee has the authority to retain and terminate the services of our independent registered public accounting firm, reviews quarterly and annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by NASDAQ, as such standards apply specifically to members of audit committees. The Company has determined that Mr. White is an "audit committee financial expert," as defined by the rules and regulations of the SEC. Mr. Brandt will continue to serve as a member of the Audit Committee until the 2018 Annual Meeting. None of the members of the Audit Committee have participated in the preparation of any of our financial statements at any time during the last three fiscal years. Please also see the report of the Audit Committee set forth on page 46 of this proxy statement.

        Compensation Committee.    Our Compensation Committee met six times during 2017. This committee currently has two members, Mr. Sommer (Compensation Committee Chairman) and Mr. Knapp. Our Compensation Committee administers our stock plans and reviews, approves and makes recommendations on our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is also responsible for recommending to the Board the compensation of our Chief Executive Officer and our other officers, and conducts its decision-making process with respect to the compensation of our Chief Executive

Officer issue without the Chief Executive Officer present. With respect to compensation of executive officers other than the Chief Executive Officer, the Committee considers recommendations of the Chief Executive Officer. All members of the Compensation Committee qualify as "independent" under the independence standards promulgated by the SEC and by NASDAQ. Please also see the report of the Compensation Committee set forth on page 35 of this proxy statement. Our Compensation Committee may delegate authority to our President and Chief Executive Officer with regard to select compensation matters, but that delegation has generally been limited. The Compensation Committee has the authority to select, retain or obtain the advice of any compensation consultant, legal counsel or other advisor as it deems necessary to assist with its duties and responsibilities. Our Compensation Committee has not to date used compensation consultants or other advisors in making compensation decisions.

        Nominating Committee.    Our Nominating Committee met two times during 2017. This committee currently has two members, Mr. Sommer (Nominating Committee Chairman) and Mr. Knapp. Our Nominating Committee is responsible for developing and implementing policies and procedures that are intended to assure that the Board will be appropriately constituted and organized to meet its fiduciary obligations to the Company and the stockholders on an ongoing basis.

        The foregoing summary of our corporate governance policies is qualified in its entirety and subject to the terms of such policies as modified by the Board from time to time. The following corporate governance documents are publicly available on the Corporate Governance section of our website at http://investor.osiris.com/corporate-governance:

  •
  Corporate Governance Principles

  •
  Corporate Code of Conduct

  •
  Audit Committee Charter

  •
  Compensation Committee Charter

  •
  Nominating Committee Charter

  •
  Code of Business Conduct and Ethics for Members of the Board of Directors and Executive Officers

  •
  Insider Trading Policy

Director Nominations

        Our Nominating Committee follows the Corporate Governance Principles initially adopted by our Board of Directors on July 19, 2006, which provide for the nomination of persons to serve on our Board upon the approval of a majority of our independent directors. The qualifications of recommended candidates will also be reviewed and approved by the full Board. Our Board, through the adoption of the Corporate Governance Principles, has indicated its preference for this approach, which allows all of our Board members to contribute more readily to the nomination process. Stockholders may recommend director candidates for inclusion by the Board in the slate of nominees recommended to stockholders for election as described below.

        The process followed by our Nominating Committee and Board and independent directors to identify and evaluate potential candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by independent directors and the Board. In considering whether to recommend any candidate for inclusion in the Board's slate of recommended director nominees, the Board and the independent directors apply the standards established for service on the Board in the Corporate Governance Principles, as follows: directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders; they must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The selection of director nominees should further an objective of having a board representing diverse experience at policy-making levels in business, government, education and technology. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time; and directors should offer their resignation in the event of any significant changes in their personal circumstances, including a change in their principal job responsibilities. The Board does not believe that arbitrary term limits on directors' service are appropriate. The Board and the independent directors do not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Although we do not have a specific policy with respect to the nomination of directors by stockholders, nominations made by stockholders will be considered.

        For any candidates proposed by a stockholder, a stockholder must submit the recommendation in writing and must include the name of the stockholder and evidence of the person's ownership of Company stock, including the number of shares owned and the length of time of ownership, and the name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director if selected and nominated. The stockholder recommendation and information must be sent to the Corporate Secretary, Osiris Therapeutics, Inc., at 7015 Albert Einstein Drive, Columbia, Maryland 21046. Once a potential candidate has been identified, the Nominating Committee may collect and review information regarding the candidate to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, personal contact with the candidate may be made and further review of the candidate's accomplishments, qualifications and willingness to serve may be undertaken and compared to other candidates.

        The Nominating Committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration other factors, such as the number of shares held by the recommending stockholder and the length of time that such shares have been held. We believe that it is not necessary to have a policy for director nominations by stockholders because the Board, including the independent directors, is able to effectively locate and evaluate potential candidates for nomination to the Board due to the directors' intimate knowledge of our business and the life science industry. Stockholders may communicate directly with the Board by written communication as described below.

        The Board does not have a specific policy with regard to the consideration of diversity in identifying director nominees, although our Board's policies on director qualifications emphasize the Company's commitment to diversity at the Board level—diversity not only of sex, sexual orientation, race, religion or national origin, but also diversity of experience, expertise and training. As a company, we are committed to creating and sustaining a culture of inclusion and fairness. We believe diversity is important to our success in many ways, including the recruitment and retention of top talent.

Stockholder Communications to the Board

        Generally, stockholders who have questions or concerns should contact our Investor Relations department at (443) 545-1800. However, any stockholder who wishes to address questions regarding our business directly to the Board, or any individual director, may do so by sending a written communication addressed to: Corporate Secretary, Osiris Therapeutics, Inc., 7015 Albert Einstein Drive, Columbia, Maryland 21046. All such communications will be compiled by the Corporate Secretary and submitted to the Board or the individual director so designated on a periodic basis. The Board has instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward items if they are deemed of a commercial, irrelevant or frivolous nature or otherwise inappropriate for consideration by the Board. These screening procedures are designed to assist the Board in reviewing and responding to stockholder communications in an appropriate manner. All communications directed to the Audit Committee in accordance with the procedures set forth in this paragraph that relate to questionable accounting or auditing matters will be forwarded promptly and directly to the Chairman (or another member) of the Audit Committee.

Compensation of Directors

        All directors are reimbursed for their out-of-pocket expenses incurred in attending meetings. Each director who is not an employee is eligible to receive compensation from us for his or her services as a member of our Board or any of its standing committees. Director compensation is determined by the Compensation Committee, subject to approval by the Board as a whole. In determining compensation for directors, the Compensation Committee's decision is generally guided by its belief that compensation should fairly pay the directors for work required of directors of a company of our size and scope, and the structure of the compensation should be simple, transparent and easy for stockholders to understand. The Company generally pays directors for services performed in any particular year after the year end.

        The following table summarizes compensation earned by our non-employee directors for their service on our Board during the fiscal year ended December 31, 2017.

Director Compensation

Name	Fees ($)(1)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total
Peter Friedli	150,000	—	—	—	150,000
Jay M. Moyes*	57,041	—	—	—	57,041
Thomas M. Brandt, Jr.(2)	60,000	—	—	—	60,000
Yves Huwyler*	15,000	—	—	—	15,000
Thomas J. Knapp	53,918	—	—	—	53,918
Uwe Sommer	53,918	—	—	—	53,918
David L. White	35,507	—	—	—	35,507

(1)
Annual fee for non-employee directors other than the Chairman is set at $60,000. Fees for directors who only served for a portion of 2017 have been pro-rated.

(2)
Mr. Brandt has a Director Agreement which provides for, among other things, an annual payment of $60,000.

*
Indicates individuals who were no longer directors as of December 31, 2017.

Codes of Conduct

        We have adopted a Corporate Code of Conduct that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer, and every member of our Board. We have also adopted a Code of Business Conduct and Ethics for Members of the Board of Directors and Executive Officers. Copies of these documents are publicly available on the Corporate Governance section of our website at http://investor.osiris.com/corporate-governance. Disclosure regarding any amendments to, or waivers from, provisions of our Corporate Code of Conduct or our Code of Business Conduct and Ethics for Members of the Board of Directors and Executive Officers that apply to our directors and principal executive and financial officers will be posted on our website at http://investor.osiris.com/corporate-governance.

EXECUTIVE OFFICERS

        The following table sets forth certain information concerning our current executive officers.

Name	Age	Positions	Employment Date
Jason Keefer(1)	46	Interim President and Chief Executive Officer	February 2014
Joel Rogers(2)	56	Interim Chief Financial Officer	October 2017
Alla Danilkovitch, Ph.D.	54	Chief Scientific Officer	April 2003

(1)
Linda Palczuk, our former President and Chief Executive Officer, resigned from the Company, effective as of February 9, 2018. Jason Keefer is currently serving as our Interim President and Chief Executive Officer and has been employed by the Company since February 2014.

(2)
Linda L. Chang, our former Chief Financial Officer, resigned from the Company, effective as of May 9, 2018. Ms. Chang served as our Chief Financial Officer from May 17, 2017 until her resignation. Joel Rogers is currently serving as our Interim Chief Financial Officer and has been employed by the Company since October 2017.

        Set forth below are descriptions of the backgrounds of each of our current executive officers.

        Jason Keefer, age 46, was appointed to serve as Interim President and Chief Executive Officer, effective as of February 9, 2018. Mr. Keefer joined the Company in 2014, was named Vice President, Marketing in August 2016 and previously served as our Interim Chief Executive Officer from June 2017 to July 2017. Mr. Keefer assumed the additional responsibilities to lead Market Access in October 2017. Prior to joining the Company, Mr. Keefer served as Zone Sales Director, Central United States, for Shire Plc, where he was employed from 2011 to 2014, and he worked at Pfizer Inc. from 1998 to 2011. He has 20 years of experience in the pharmaceutical and medical device industries and has held roles in sales, training, senior sales management and marketing. Mr. Keefer earned his Bachelor of Arts degree from Colgate University.

        Joel Rogers, age 56, was appointed to serve as Interim Chief Financial Officer, effective as of May 9, 2018. Mr. Rogers joined the Company in October 2017 as our Corporate Controller. Previously, Mr. Rogers served as Corporate Controller at ARC Group Worldwide, Inc. (NASDAQ: ARCW) from August 2014 to October 2017. Prior to ARC Group Worldwide, Inc., Mr. Rogers served in accounting management roles at DigitalGlobe, Inc. (NYSE: DGI), Allos Therapeutics, Inc. (NASDAQ: ALTH), and Flex Ltd. (NASDAQ: FLEX). Mr. Rogers began his career as an auditor at Deloitte & Touche LLP. He holds a Bachelor of Arts (Accounting) from the University of Washington as well as a Master of Business Administration from Cornell University. He is a Certified Public Accountant (Colorado).

        Alla Danilkovitch, Ph.D., age 54, has served as our Chief Scientific Officer since April 2015. Dr. Danilkovitch joined the Company in 2003 and previously served as our Vice President of Research & Development and, prior to that, as our Head of Discovery. Dr. Danilkovitch has over 25 years of broad biomedical research experience including stem cell biology, immunology and cancer research. Prior to joining the Company in April 2003, Dr. Danilkovitch conducted research at the National Cancer Institute of National Institutes of Health, the Max-Plank Institute of Biochemistry in Munich and at Moscow State University. Dr. Danilkovitch earned a Doctor of Philosophy degree in cell biology and a Master of Science degree in cellular immunology and microbiology from Moscow State University.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Compensation Committee of the Board (the "Compensation Committee") is composed entirely of independent directors, as such term is defined by the NASDAQ rules. The Compensation Committee, which currently consists of Uwe Sommer (Compensation Committee Chairman) and Thomas J. Knapp, is responsible for establishing and administering our executive compensation policies. This Compensation Discussion and Analysis addresses the material elements of compensation of our named executive officers. With respect to any particular fiscal year, "named executive officer" includes each person who served as Chief Executive Officer or Chief Financial Officer for any part of the applicable fiscal year, and our other most highly compensated executive officers for such year as determined by the rules of the SEC.

General Compensation Policy

        The objectives of our executive compensation program are to:

  •
  Provide a competitive compensation package that will attract and retain talent and reward performance;

  •
  Support the achievement of desired company performance; and

  •
  Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of common stock or the payment of cash if performance goals are met during a specified period.

        Our executive compensation program is designed to promote the attraction, performance and retention of executives. The Compensation Committee reviews the allocation of compensation components at least once per fiscal year to help ensure alignment with strategic and operating goals, competitive market practices, and legislative and regulatory changes. The Compensation Committee does not apply a specific formula to determine the allocation between cash and non-cash forms of compensation. Certain compensation components, such as base salaries and benefits, are intended primarily to attract and retain qualified executives. Other compensation elements, such as annual and long-term incentive opportunities, are designed to motivate and reward performance. Annual incentives are intended to motivate named executive officers to achieve specific operating objectives for the fiscal year. Long-term incentives are intended to reward long-term Company performance and achievement of specific financial goals and to align named executive officers' interest with those of stockholders.

Elements of Executive Compensation

        Our executive compensation program is comprised of: (i) base salary, which is set on an annual basis; (ii) annual incentive opportunities, which are based on overall company and individual performance; and (iii) long-term incentive opportunities typically in the form of stock option grants or cash incentives, with the objective of aligning the named executive officers' long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period.

        The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages compared with the Compensation Committee members' general understanding of the compensation packages in the biotechnology industry. The Compensation Committee does not employ a third party compensation consultant, nor does it benchmark against the compensation practices of other similarly situated companies.

        In considering compensation of executives, one of the factors the Compensation Committee takes into account is the anticipated tax treatment of various components of compensation, including the impact of and requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the

"Code"). Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million per year to certain "covered employees," including our named executive officers. While the Compensation Committee believes that it is important for it to retain flexibility in designing compensation programs that are in the best interests of the Company and its stockholders, even if such approach results in certain amounts not being deductible under Section 162(m) of the Code, we do not expect Section 162(m) of the Code to have a material effect on us.

Say-on-Pay Vote

        At our 2014 annual meeting of stockholders, we provided our stockholders with the opportunity to cast an advisory vote on executive compensation. Approximately 99% of the votes cast on this "2014 say-on-pay vote" were voted in favor of the proposal. At our 2011 annual meeting of stockholders, our stockholders voted in favor of the proposal to hold say-on-pay votes every third year and, since we did not hold a meeting in 2017, we are holding such vote at the 2018 Annual Meeting. In addition, we are holding a vote on the frequency of such advisory votes on executive compensation at the 2018 Annual Meeting. In the future, we will continue to consider the outcome of our say-on-pay votes when making compensation decisions for the named executive officers.

Risk Considerations in Compensation Decisions

        The Compensation Committee believes that pay for performance is an important part of its compensation objectives, but recognizes the risk that incentivizing specific measures of performance may pose to the Company as a whole if personnel were to act in ways designed primarily to maximize their compensation. Beginning in 2017, the Compensation Committee has engaged in more active discussions with management regarding our progress in the pursuit of our overall corporate objectives and the contributions made by members of our management team and our employees. Through this process, and given our relative size and number of employees, our Compensation Committee is able to develop an understanding of the issues of importance relative to its duties and responsibilities, including in matters of risk management associated with our compensation program. On an annual basis, typically in March or April, the Compensation Committee and the Chairman meet both with and without management present, and consider annual compensation issues, including salary adjustments, annual incentive opportunities and long-term incentive awards. One of the issues considered at that meeting is the mix of compensation to be paid or awarded to management and our employees, and the implication of that mix and specific compensation elements on risk. The Compensation Committee considers whether our compensation program and practices reward reasonable, without encouraging unreasonable, risk-taking and whether the incentive opportunities achieve the proper balance between the need to reward employees for our overall success and the need to protect the Company. While our current compensation program is in part performance-based, our Compensation Committee does not believe that it encourages excessive risk-taking that is reasonably likely to have a material adverse effect on us.

Management's Role in Determining Executive Compensation

        Our Compensation Committee approves the compensation for all of the named executive officers. Our Chief Executive Officer and Chairman provide our Compensation Committee with recommendations regarding compensation for the other named executive officers. Our Compensation Committee reviews such recommendations and approves annual compensation for named executive officers, consisting of base salary and any annual cash incentive (discussed below). Our Compensation Committee may request additional information and analysis and ultimately determines in its discretion, based on its own analysis and judgment and the recommendations of the Chief Executive Officer and Chairman, whether to approve any recommended changes in compensation.

Base Salary

        Our Compensation Committee reviews base salary levels for our named executive officers on an annual basis. Base salaries are set competitively relative to the general understanding of the Compensation Committee of the compensation practices of other companies in the biotechnology industry and other comparable companies. In determining salaries, the Compensation Committee also takes into consideration individual experience and performance. In setting base salaries, the Compensation Committee also takes into account the level of competition among biotechnology companies to attract and retain personnel. The Compensation Committee does not, however, employ a third party compensation consultant, nor does it benchmark against the compensation practices of others. Our goal is to pay each named executive officer a base salary sufficient to remain competitive in the market.

        Our goal is to pay each named executive officer a base salary sufficient to remain competitive in the market. On April 3, 2018, the Compensation Committee of the Board approved the 2018 annual base salaries for certain of our current named executive officers, effective April 13, 2018, as set forth below (together with the 2016 and 2017 base salaries of certain of our named executive officers):

Name	Position(s) During	2018 Base Salary ($)	2017 Base Salary ($)	2016 Base Salary ($)
Jason Keefer(1)	Interim President and Chief Executive Officer	210,000	210,000	210,000
Alla Danilkovitch, Ph.D.	Chief Scientific Officer	250,000	250,000	220,000

(1)
Mr. Keefer served as Interim President and Chief Executive Officer from June 21, 2017 to July 10, 2017 and was reappointed to the same position, effective as of February 9, 2018. Prior to each of his appointments to Interim President and Chief Executive Officer, Mr. Keefer served as the Company's Vice President of Marketing.

        Although we do not benchmark against the compensation practices of other companies, based on our general understanding of base salaries of comparable companies in the biotechnology industry, we believe the 2018, 2017 and 2016 base salaries for our named executive officers are and were consistent with the range of salaries received by similarly situated executives at other companies in the industry.

Annual Incentive Bonuses

        The Company's overriding objective, and the objective of our named executive officers, during fiscal year 2017 was to expand our commercialization efforts through the addition of new products and the building of internal and external sales and distribution capabilities. We also focused on continuing our product development programs based on novel technologies, such as Prestige Lyotechnology. Although we did not establish individual performance metrics for the year ended December 31, 2017, we reviewed the performance of our named executive officers following the close of each fiscal year and evaluated the contributions of each executive to meeting the Company's objectives for the preceding fiscal year. Based on these evaluations, and subject to our Compensation Committee's discretion, we determined the annual bonuses for each named executive officer.

        For fiscal year 2017, Linda Chang, our former Chief Financial Officer, was awarded an annual bonus of $70,000. No other named executive officer was awarded a bonus for that year, except that Jason Keefer, Interim President and Chief Executive Officer, received total commissions in the amount of $128,118. Our decision to award the above bonus was based on the performance of Ms. Chang and for purposes of employee retention.

Exercise of Discretion in Executive Compensation Decisions

        Subject to the terms of any binding agreements that provide otherwise, the Compensation Committee has complete discretion to withhold payment pursuant to any of our incentive compensation plans irrespective of whether we or our named executive officers have successfully met any goals set under these plans. The Compensation Committee also typically has the authority to grant payments under any of the plans despite the non-attainment by us or our named executive officers of any pre-established goals. For 2017, the Compensation Committee did exercise such authority.

Long-term Incentive Compensation

        Long-term incentive compensation, including stock options and cash incentives, allows the named executive officers to share in any appreciation in the value of our common stock. The Compensation Committee believes that long-term incentive compensation aligns named executive officers' interests with those of the stockholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level calculated to be competitive within the biotechnology industry, as well as a broader group of companies of comparable size and complexity. In determining the amount of any stock option grant, the Compensation Committee takes into account the number of shares held by the executive prior to the grant. Below outlines the stock options we granted to our current named executive officers during 2017:

  •
  We granted stock options to Ms. Palczuk to purchase 25,000 shares at the exercise price of $6.67 upon her appointment as President and Chief Executive Officer in 2017. The options vest in equal installments on the first, second, third and fourth anniversary of the award date. On the date of her departure from the Company, February 9, 2018, no options were vested and the grant was forfeited.

  •
  We granted stock options to Mr. Keefer to purchase 16,000 shares at the exercise price of $6.80 in 2017. The options vest in equal installments on the first, second, third and fourth anniversary of the award date. In 2015, we granted stock options to Mr. Keefer to purchase 1,000 shares at the exercise price of $19.20. The vested and unvested options from this grant were cancelled in 2017.

  •
  We granted stock options to Dr. Danilkovitch to purchase 50,000 shares at the exercise price of $6.80 in 2017 and 25,000 shares at the exercise price of $18.40 in 2015. The options vest in equal installments on the first, second, third and fourth anniversary of the award date.

        These option awards were intended to align the interests of the named executive officers with those of the Company's stockholders with respect to long term increases in the price of the Company's stock, and are consistent with the goals of our long term incentive compensation program as a whole.

Executive Benefits and Perquisites

        Our healthcare, insurance, 401(k) plans, and other welfare and employee-benefit programs are the same for all eligible employees, including the named executive officers. In certain situations, we have provided named executive officers with expense reimbursements relating to relocation and housing allowances. The value of any perquisites provided to named executive officers are presented in the "All Other Compensation" column (and described in the related footnotes) of the Summary Compensation Table.

Retirement/Post-Employment Benefits

        We do not provide any retirement programs, pension benefits or deferred compensation plans to our named executive officers other than our 401(k) plan, which is available to all employees. Prior to April 2015, we did not make any matching contributions to the 401(k) plan. In April 2015, we began matching 50% of employee contributions up to a limit of 4% of eligible compensation. This employer match is discretionary, subject to the approval of the Board on an annual basis. The value of any matching contributions provided to named executive officers are presented in the "All Other Compensation" column (and described in the related footnotes) of the Summary Compensation Table.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted, The Compensation Committee of the Board of Directors Uwe Sommer, Compensation Committee Chairman Thomas J. Knapp

        This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Osiris specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act of 1933 and the Securities Exchange Act of 1934, and shall not be deemed soliciting material.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of the Compensation Committee who currently serves, or during 2017 served, on the Compensation Committee was an officer or employee of the Company, was formerly an officer of the Company, or had any relationships requiring disclosure by the Company under the SEC's rules regarding certain relationships and related party transactions. None of our named executive officers served as a member of the compensation committee (or other committee of a board of directors performing similar functions or, in the absence of such committee, the entire board) of another corporation where one of the named executive officers of the other corporation served on our Compensation Committee or as one of our directors. None of our named executive officers served as a director of another corporation, where one of the named executive officers of the other corporation served on our Compensation Committee.

 COMPENSATION OF EXECUTIVE OFFICERS

        The following tables contain certain compensation information for each of our named executive officers.

Summary Compensation Table

        The following table shows the total compensation paid or accrued to our named executive officers during fiscal 2017, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Jason Keefer(4)	2017	210,735	—	71,197	132,647	414,579
Interim President and	2016	—	—	—	—	—
Chief Executive Officer	2015	—	—	—	—	—
Alla Danilkovitch, Ph.D.	2017	243,349	—	221,689	4,855	469,893
Chief Scientific Officer	2016	217,837	30,000	—	4,359	252,196
	2015	211,196	50,000	292,834	3,235	557,265
Former Executive Officers
Linda Palczuk(5)	2017	216,811	—	109,317	40,712	366,840
Former President and	2016	—	—	—	—	—
Chief Executive Officer	2015	—	—	—	—	—
Linda Chang(6)	2017	203,703	70,000	—	3,704	277,407
Former Chief Financial Officer	2016	—	—	—	—	—
	2015	—	—	—	—	—
David A. Dresner(7)	2017	173,115	30,000	—	834	203,949
Former Interim President and	2016	196,084	—	27,920	—	224,004
Chief Executive Officer	2015	—	—	—	—	—
Gregory I. Law(8)	2017	109,154	—	—	52,197	161,351
Former Chief Financial Officer	2016	220,846	—	—	4,404	225,250
	2015	220,846	—	—	3,385	224,231
R. Alberto Avendano, M.D.(9)	2017	27,241	—	—	3,592	30,833
Former Chief Medical Officer	2016	67,500	—	61,886	8,302	137,688
	2015	—	—	—	—	—

(1)
Unless otherwise noted, represents bonus payments that were paid in 2017 on account of named executive officer performance in 2016 and bonus payments paid in 2016 on account of named executive officer performance in 2015, as applicable.

(2)
These amounts reflect the non-cash aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718 "Stock Compensation," which includes the effect of estimated forfeitures. The assumptions and methodologies used to calculate the amounts reported are discussed in Note 8 (Share-Based Compensation and Employee Benefit Plans) to the Company's financial statements included in Part II, Item 8 of the Annual Report. Under GAAP, compensation expense with respect to stock awards and option awards granted to our employees is generally recognized over the vesting periods applicable to the awards.

(3)
Unless otherwise noted, all other compensation represents matching contributions under our 401(k) plan.

(4)
Mr. Keefer served as Interim President and Chief Executive Officer from June 21, 2017 to July 10, 2017 and was reappointed for the same positions, effective as of February 9, 2018. All other compensation represents commissions earned in 2017 and matching contributions under our 401(k)

  plan. As Mr. Keefer was not a named executive officer prior to 2017, his summary compensation information for 2015 and 2016 is omitted.

(5)
Ms. Palczuk's all other compensation is comprised of a $25,000 lump sum payment made under the Separation and Release Agreement, between the Company and Ms. Palczuk, dated February 9, 2018, matching contributions under our 401(k) plan, and reimbursement for rent she paid for an apartment. Ms. Palczuk was appointed as President and Chief Executive Officer, effective as of July 10, 2017 and resigned from the position, effective as of February 9, 2018.

(6)
Ms. Chang was appointed as Chief Financial Officer, effective as of May 19, 2017. For her performance in 2017, Ms. Chang was awarded an annual bonus of $70,000 in the second quarter of 2018, which is included in her compensation for 2017. Ms. Chang resigned from the Company effective May 9, 2018.

(7)
Mr. Dresner's bonus amount represents amounts paid to him under the terms of the June 23, 2016 letter agreement between the Company and Mr. Dresner. Mr. Dresner served as Interim President and Chief Executive Officer from June 10, 2016 until June 21, 2017.

(8)
Mr. Law's all other compensation represents severance benefits paid to him in 2017 and matching contributions under our 401(k) plan, and insurance benefits. Mr. Law was appointed as Chief Financial Officer, effective as of September 17, 2015, and resigned from the position, effective as of May 31, 2017.

(9)
Dr. Avendano's all other compensation represents matching contributions under our 401(k) plan and housing allowance. Dr. Avendano was appointed as Chief Medical Officer, effective as of October 3, 2016 and resigned from the position, effective as of January 27, 2017.

Grants of Plan-Based Awards

        The following table provides information on equity awards granted in 2017 to our named executive officers:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards ($)
Jason Keefer	7/19/2017	16,000	6.80	(2)	71,197
Alla Danilkovitch, Ph.D.	7/19/2017	50,000	6.80	(2)	221,689
Linda Palczuk	7/10/2017	25,000	6.67	(3)	109,317

(1)
Represents stock options awarded by the Board or Compensation Committee, which vest in equal installments on the first, second, third and fourth anniversary of the award date, assuming the named executive officer is still employed by the Company on that date.

(2)
The exercise price of each option was the closing price of our stock on the grant date.

(3)
The exercise price of each option was the closing price of our stock for the trading day prior to the grant date. The closing price of our stock on the grant date was $6.60.

Equity Compensation Plan Information

        Under our Amended and Restated 2006 Omnibus Plan, a total of 3,000,000 shares of common stock were reserved for issuance pursuant to the plan as of December 31, 2017. Our stockholders have approved our Amended and Restated 2006 Omnibus Plan. Currently, all outstanding awards under the

Amended and Restated 2006 Omnibus Plan consist of qualified and non qualified stock options. The following table provides information about our equity compensation plans as of December 31, 2017:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($/Sh)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	623,126	11.63	1,431,209
Equity compensation plans not approved by security holders	—	—	—

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information on the outstanding equity awards held by our named executive officers as of December 31, 2017:

	Option Awards
	Number of Securities Underlying Unexercised Options (#)
			Option Exercise Price ($)	Option Expiration Date(1)
Name	Exercisable	Unexercisable
Jason Keefer	—	16,000	6.80	7/19/2027
Alla Danilkovitch, Ph.D.	3,000	—	17.10	10/2/2018
	8,000	—	7.74	3/12/2020
	5,000	—	6.46	5/27/2020
	9,000	—	7.13	2/14/2021
	6,000	—	5.08	3/23/2022
	10,000	—	7.73	2/12/2023
	15,000	5,000	14.00	5/6/2024
	12,500	12,500	18.40	3/6/2025
	—	50,000	6.80	7/19/2027
Linda Palczuk(2)	—	25,000	6.67	7/10/2027

(1)
Options expire on the tenth anniversary of the award date and vest in equal installments on the first, second, third and fourth anniversary of the award date. Upon termination of employment, vested options remain exercisable for up to 90 days if the former employee left in good standing.

(2)
On the date of Ms. Palczuk's departure from the Company, February 9, 2018, no options were vested and the grant was forfeited.

Option Exercises and Stock Vested

        The following table provides information on the options exercised by the named executive officers during the fiscal year ending December 31, 2017:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
David A. Dresner	25,000	3,850

Employment Contracts, Termination of Employment and Change in Control Arrangements

        Except in the case of Ms. Palczuk, none of our employees employed during fiscal 2017 were employed for a specified term, and each employee's employment was subject to termination at any time by either party for any reason, with or without cause.

        On June 24, 2017, we entered into an employment agreement with Ms. Palczuk. Ms. Palczuk resigned as President and Chief Executive Officer effective as of February 9, 2018. On February 9, 2018, we entered into a Separation and Release Agreement with Ms. Palczuk that provides for, among other terms, (i) a separation date of February 9, 2018, (ii) a lump sum payment to Ms. Palczuk of $25,000, (iii) up to $4,800 to reimburse Ms. Palczuk for costs associated with the termination of her apartment and furniture rentals, (iv) provision of health benefits through the end of February 2018, (v) mutual non-disparagement, (vi) compliance with certain post-employment restrictions in Ms. Palczuk's employment agreement, including with respect to confidentiality, inventions and patents, non-competition and non-solicitation, and (vii) a release of claims by Ms. Palczuk.

        On April 17, 2017, we entered into a letter agreement with Ms. Chang regarding her employment. As noted above, Ms. Chang resigned as Chief Financial Officer effective as of May 9, 2018. Ms. Chang is not entitled to receive any severance or other compensation under her letter agreement as a result of her resignation.

        Ms. Chang also entered into our employee confidentiality, noncompetition and invention agreement which provides, among other restrictions, that for six months after her termination of employment, Ms. Chang will not solicit our employees or customers and will not, directly or indirectly become employed by or affiliated with any company in a division or business line which is competitive with our business.

Chief Executive Officer Pay Ratio

        We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance stockholder value. Presented below is the ratio of annual total compensation of our former Chief Executive Officer, Linda Palczuk, to the annual total compensation of our median employee (excluding our former Chief Executive Officer). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

        Ms. Palczuk served as Chief Executive Officer from June 24, 2017 to February 9, 2018. Because Ms. Palczuk did not serve as our Chief Executive Officer for the entirety of 2017, for purposes of this disclosure, the annual total compensation for the Chief Executive Officer was determined by annualizing the compensation of Ms. Palczuk based on her position as Chief Executive Officer as of December 31, 2017. This amount differs from Ms. Palczuk's "Total Compensation" reported in the Summary Compensation Table on page 41 of this proxy statement, which is not annualized and therefore reflects only the compensation Ms. Palczuk earned or was paid during the portion of the year for which she served as Chief Executive Officer.

        In identifying our median employee, we calculated the annual total cash compensation of each employee other than our Chief Executive Officer for the year ended December 31, 2017. Total cash compensation for these purposes included base salary, bonus, commissions and 401(k) match, and was calculated using internal payroll/tax records.

        We selected the median employee based on the 350 full-time, part-time, temporary and seasonal workers who were employed as of December 31, 2017.

        The 2017 annual total compensation as determined under Item 402 of Regulation S-K for our Chief Executive Officer was $600,853. The 2017 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $93,000. The ratio of our Chief Executive Officer's annual total compensation to our median employee's total compensation for fiscal year 2017 is 6.46 to 1.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Members of the Audit Committee are David White (Audit Committee Chairman), Thomas Knapp and Thomas Brandt. Mr. Brandt was not nominated to stand for election at the 2018 Annual Meeting. Pursuant to its charter, the Audit Committee's general responsibilities include:

  •
  Overseeing financial and compliance functions as assigned by the Board;

  •
  Reviewing areas of potential significant financial risk to the Company;

  •
  Monitoring the independence and performance of the independent registered public accounting firm; and

  •
  Providing an avenue of communication among the independent auditors, management, our internal audit function and the Board of Directors.

AUDIT COMMITTEE REPORT

        Among its duties, the Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Committee has established a policy wherein it pre-approves all of the audit and permissible non-audit services provided to the Company by the independent registered public accounting firm and actively monitors these services (both spending level and work content) to maintain the appropriate objectivity and independence in Ernst & Young LLP's core work, which is the audit of the Company's financial statements and internal control over financial reporting. All services and fees are pre-approved for up to one year, which approval includes the appropriate detail with regard to each particular service and its related fees.

        During the fiscal year ended December 31, 2017, all of the fees and services described as "audit fees," "audit-related fees," "tax fees," and "all other fees" under "Audit Fees, Audit Related Fees, Tax Fees, and Other Fees" on page 25 were approved under such pre-approval policy and pursuant to Section 202 of the Sarbanes-Oxley Act of 2002.

        The Audit Committee of the Board of Directors is responsible for assisting the Board of Directors with its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditors' qualifications, independence and performance, the Company's internal audit function, and the corporate finance matters of the Company. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is available on our website at http://investor.osiris.com/corporate-governance under "Corporate Governance."

        Management is responsible for the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) of the United States and to issue a report thereon, as well as expressing an opinion on the effectiveness of our internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee met with management and Ernst & Young LLP to review and discuss the financial statements, the effectiveness of our internal control over financial reporting and Ernst & Young LLP's audit of the financial statements and our internal control over financial reporting.

        The Audit Committee also discussed with Ernst & Young LLP the matters required by PCAOB Auditing Standard No. 16 (AS 16) (Communications with Audit Committees) and received a letter covering these matters. The Audit Committee also received written disclosures and the letter from Ernst & Young LLP required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) and has discussed with Ernst & Young LLP such firm's independence from the Company and its management.

        Based upon the discussions and reviews referred to above, and subject to the limitations on the role and responsibilities of the Committee and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Annual Report filed with the SEC.

The Audit Committee of the Board of Directors
David White, Audit Committee Chairman Thomas Knapp Thomas Brandt

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 7, 2018 for (a) each of our current directors and named executive officers, (b) all of our current directors and named executive officers as a group, and (c) each stockholder that it knows to be the beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of May 7, 2018 pursuant to the exercise of options to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 34,525,886 shares of common stock outstanding on May 7, 2018.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class(2)
Named Executive Officers and Directors(1)
Thomas M. Brandt	—
Joel Rogers	—
Alla Danilkovitch	89,125	(3)
Peter Friedli	14,810,455	(4)	42.9%
Jason Keefer	—
Thomas J. Knapp	—
Willi Miesch	—
Uwe Sommer	108,500
David L. White	—
All directors and named executive officers as a group (9 persons)	15,008,080		43.4%
Other 5% Stockholders	9,882,181		28.4%
Venturetec, Inc.	4,103,301		11.9%
c/o Osiris Therapeutics, Inc.
7015 Albert Einstein Drive
Columbia, Maryland 21046
Thomas Schmidheiny	3,060,767	(5)	8.9%
Zurcherstrasse 156
8645 Jona Switzerland
BIH SA	2,658,113		7.7%
3 Fauboug de'Hopital
2000 Neuchatel, Switzerland

(1)
Mailing address for all directors and officers is c/o Osiris Therapeutics, Inc., 7015 Albert Einstein Drive, Columbia, Maryland 21046.

(2)
Percentage not provided if less than 1%.

(3)
Consists of 9,375 shares owned by Dr. Danilkovitch and 79,750 shares issuable upon exercise of options. Dr. Danilkovitch separately has 56,250 options that have not yet vested.

(4)
Consists of 10,204,404 shares owned directly by Peter Friedli & Co., Inc., 4,103,301 shares held by Venturetec, Inc., 500,000 shares held by Mr. Friedli's minor daughter and 2,750 shares held by his spouse. Mr. Friedli is the sole owner of Peter Friedli &Co., Inc. and serves as its president. Mr. Friedli holds approximately a 2% interest in, and serves as the president of, New Venturetec Ltd., the parent of Venturetec, Inc. and through ownership of a convertible note holds another 19% interest in Venturetec, Inc., for which he serves as President. Mr. Friedli has disclaimed beneficial ownership in the shares held by his daughter and spouse and has disclaimed beneficial interest in the shares held by Venturetec, Inc., beyond the extent of his pecuniary interest therein.

(5)
Consists of 402,654 shares owned directly by Mr. Schmidheiny and 2,658,113 shares owned by BIH SA. Mr. Schmidheiny is the Chairman and controlling shareholder of BIH SA.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Executive officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file.

        Based on our review of the copies of such forms, and/or on written representations from the reporting persons that they were not required to file a Form 5 for the fiscal year, we believe that these filing requirements were satisfied by the reporting persons during the year ended December 31, 2017, except for the following:

  •
  A Form 3 reporting no beneficial ownership was filed late for Linda L. Chang following her appointment as Chief Financial Officer.

  •
  A Form 3 was filed late for Jason Keefer following his appointment as Interim Chief Executive Officer.

  •
  A Form 3 reporting no beneficial ownership and a Form 4 reporting the acquisition of stock options of the Company were filed late for Linda Palczuk following her appointment as Chief Executive Officer.

  •
  A Form 4 reporting the acquisition of stock options of the Company was filed late for Alla Danilkovitch, our Chief Scientific Officer.

  •
  Forms 3 reporting no beneficial ownership were filed late for each of David L. White and Thomas J. Knapp following their appointment to the Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The Audit Committee reviews and approves all related person transactions, as defined by SEC rules. The Audit Committee may approve only those related party transactions that are in, or are not inconsistent with, the best interests of us and our stockholders, as the Audit Committee determines in good faith. In making such a determination, the Audit Committee is required to consider all of the relevant facts and circumstances relating to the transaction including, but not limited to, the following:

  •
  the benefits to the Company;

  •
  if the transaction involves a director, a member of the director's immediate family or entity affiliated with the director, the impact on the director's independence;

  •
  the availability of other sources for comparable products or services;

  •
  the terms of the transaction; and

  •
  the terms available to unrelated third parties.

        There were no related party transactions with the Company during 2017.

OTHER MATTERS

Other Matters to Come Before the 2018 Annual Meeting

        The Board knows of no other business which will be presented at the 2018 Annual Meeting. However, if any other business is properly brought before the 2018 Annual Meeting or any postponement or adjournment thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

Stockholder Proposals and Nominations for the 2019 Annual Meeting of Stockholders

        Our Bylaws require advance notice of business to be brought before a stockholders meeting, including nominations of persons for election as directors. Generally, under our Bylaws, to be timely, notice must be received by our Corporate Secretary no later than ninety (90) days prior to the day we released our proxy statement in connection with our previous year's annual meeting (or one hundred twenty (120) days if the business is to be included in our proxy statement, or in the case of stockholder nominations for election of directors); provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from the date of the prior year's annual meeting, notice by the stockholder, to be timely, must be so delivered no later than ninety (90) days prior to the newly announced date that we will mail our proxy statement. Any such notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder's ownership of our stock.

        As described in Proposal 2.C, the Amended and Restated Bylaws amend our advance notice provisions for business to be brought before a stockholders meeting, including nominations of persons for election as directors. Under the Amended and Restated Bylaws, to be timely, notice must be received by our Corporate Secretary not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than ninety (90) days from the date of the previous year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Any such notice must include information specified in the Amended and Restated Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder's ownership of our stock.

        Pursuant to our current Bylaws, in order to be eligible for inclusion in our proxy materials for the 2019 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the offices of Osiris Therapeutics, Inc. at 7015 Albert Einstein Drive, Columbia, Maryland 21046, no later than January 11, 2019. If Proposal 2.C is approved at the 2018 Annual Meeting, pursuant to the Amended and Restated Bylaws, any stockholder proposal must be received no later than March 28, 2019 in order to be eligible for inclusion in our proxy materials for the 2019 Annual Meeting of Stockholders. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

AVAILABLE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by us may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the SEC at 100 F Street, NE, Washington, D.C. 20549, or by way of the SEC's website, http://www.sec.gov.

        We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of the Annual Report. Requests for such copies should be addressed to:

        Osiris Therapeutics, Inc., 7015 Albert Einstein Drive, Columbia, Maryland 21046, Attn: Investor Relations, Telephone (443) 545-1800.

****

        WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AT YOUR EARLIEST CONVENIENCE.

By order of the Board of Directors:

Edward Yip Corporate Secretary

Columbia, Maryland
May 11, 2018

Exhibit A

Proposed Articles of Amendment

OSIRIS THERAPEUTICS, INC.

ARTICLES OF AMENDMENT

        Osiris Therapeutics, Inc., a Maryland corporation (the "Corporation"), under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

        FIRST:    The Corporation desires to, and does hereby, amend the charter of the Corporation as currently in effect (the "Charter") pursuant to Section 2-604 of the Maryland General Corporation Law.

        SECOND:    The Charter of the Corporation is hereby amended by deleting therefrom in its entirety the existing Section 5.7 of Article V of the Charter, and inserting in lieu thereof, the following new Section 5.7:

*******

    "Section 5.7. Removal of Directors.    Subject to the rights of holders of one or more classes or series of stock of the Corporation to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time by the affirmative vote of at least a majority of all the votes entitled to be cast generally for the election of directors."

*******

        THIRD:    The Charter of the Corporation is hereby amended by deleting therefrom in its entirety the existing Section 6.1 of Article VI of the Charter, and inserting in lieu thereof, the following new Section 6.1:

*******

    "Section 6.1. Authorized Shares.    The Corporation has authority to issue seventy-seven million (77,000,000) shares of stock, consisting of seventy-two million (72,000,000) shares of common stock, par value $0.001 per share ("Common Stock"), and five million (5,000,000) shares of preferred stock, par value $0.001 per share ("Preferred Stock"). If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph."

*******

        FOURTH:    The foregoing amendment to the Charter as set forth in these Articles of Amendment have been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

        FIFTH:    These Articles of Amendment shall be effective upon filing with the Department.

        SIXTH:    The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters of facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

        IN WITNESS WHEREOF, the undersigned has executed, signed and acknowledged these Articles of Amendment on behalf of Osiris Therapeutics, Inc. this [    •    ] day of [    •    ], 2018.

OSIRIS THERAPEUTICS, INC., a Maryland Corporation
By:
Name:
Title:

Exhibit B

Proposed Amended and Restated Bylaws

OSIRIS THERAPEUTICS, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

        Section 1.    PRINCIPAL OFFICE.    The principal office of Osiris Therapeutics, Inc., a Maryland corporation (the "Corporation"), in the State of Maryland shall be located at such place as the Board of Directors may designate.

        Section 2.    ADDITIONAL OFFICES.    The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine ~~or the business of the Corporation may require.~~

ARTICLE II

MEETINGS OF STOCKHOLDERS

        Section 1.    PLACE.    All meetings of stockholders shall be held at ~~the principal executive office of the Corporation or at such other~~such place as shall be set by the Board of Directors and stated in the notice of the meeting.

        Section 2.    ANNUAL MEETING.    ~~An~~The Corporation shall hold an annual meeting of the stockholders for the election of directors and the transaction of any other business within the powers of the Corporation ~~shall be held within six (6) months after the end of each fiscal year of the Corporation~~ on a date and at the time set by the Board of Directors, subject to compliance with applicable federal securities laws relating to annual meetings of stockholders and the solicitation of proxies.

        Section 3.    SPECIAL MEETINGS.    Special meetings of the stockholders may be called at any time by the chairman of the board, and shall be called upon the written request of the stockholders entitled to cast at least twenty percent (20%) of all the votes entitled to be cast at the meeting, or upon a resolution adopted by, or an affirmative vote of, a majority of the Board of Directors. A written request of stockholders shall state the purpose or purposes of the meeting and the matters proposed to be acted on at such meeting. Business transacted at any special meeting of the stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting. The Board of Directors shall set the record date and the date, time and place of the special meeting in accordance with Section 4 of Article VII.

        Section 4.    NOTICE.    Not less than twenty (20) nor more than ~~sixty~~seventy (~~60~~70) days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written, printed or electronically transmitted notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such stockholder personally, by leaving it at the stockholder's residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the ~~United States~~ mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid. Notwithstanding the foregoing, if a stockholder's address is located outside the United States, the notice shall be sent using international mail services and, in addition ~~to notice via the mail~~, notice shall also be sent to such stockholder by e-mail or facsimile at any e-mail address and/or facsimile number provided to the Corporation by the stockholder, as appearing on the records of the Corporation.

        Subject to Section 11 and Section 12 of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice

        Section 5.    ORGANIZATION AND CONDUCT.    Every meeting of stockholders shall be conducted by the chairman of the board, or in his absence the president; provided, however, that the Board of Directors may appoint any stockholder or officer to act as chairman of any meeting in the absence of the chairman of the board and the president. The secretary, or, in the secretary's absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. ~~In the event that the secretary presides at a meeting of the stockholders, an assistant secretary, or in the absence of assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting.~~ The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; and (f) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

        Section 6.    QUORUM; ADJOURNMENT.    At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure. Any meeting of stockholders may be adjourned by the chairman of the board, upon the request of the holders of at least twenty percent (20%) of the stock of the Corporation issued and outstanding and entitled to vote at such meeting, or upon a resolution adopted by, or an affirmative vote of, a majority of the Board of Directors, from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

        Section 7.    VOTING.    A ~~plurality of all~~majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of all the votes cast at the meeting. If the number of nominees does not exceed the number of directors to be elected, and if a nominee for director who is a director at the time of election does not receive the vote of at least a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present, the director shall promptly tender his or her resignation to the Board of Directors. The Nominating Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The

Board of Directors will act on the tendered resignation, taking into account the Nominating Committee's recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating Committee or the decision of the Board of Directors with respect to his or her resignation. If a director's resignation is not accepted by the Board of Directors, such director will continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors or until the director's earlier resignation or removal. If a director's resignation is accepted by the Board of Directors, then the Board of Directors may fill any resulting vacancy in accordance with the charter of the Corporation or may decrease the size of the Board of Directors in accordance with Section 2 of Article III. For purposes of this Section 7, a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of shares voted "against" that director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the Corporation. Unless otherwise provided in the charter (including the articles supplementary for any class of preferred stock), each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

        Section 8.    PROXIES.    A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

        ~~Section 9.    VOTING OF STOCK BY CERTAIN HOLDERS.    Shares of stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his or her name as such fiduciary, either in person or by proxy.~~

        ~~Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.~~

        ~~The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other~~

~~provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.~~

        Section ~~10~~9.    INSPECTORS.    The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

        Section ~~11~~10.    NOMINATION OF DIRECTORS.    Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nomination for election to the Board of Directors ~~of the Corporation~~ at a meeting of stockholders may be made by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of the directors at such meeting who complies with the notice procedures set forth in this Section ~~11~~10. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and ~~received not less than~~ (a) with respect to an election to be held at an annual meeting of the shareholders, received not less than ninety (90) days nor more than one hundred twenty (120) days prior to the ~~day the Corporation released its proxy statement in connection with its~~first anniversary of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is ~~changed~~advanced by more than thirty (30) days or delayed by more than ninety (90) days from the date of the ~~prior~~previous year's annual meeting, notice by the stockholder~~,~~ to be timely~~,~~ must be so delivered ~~no later than ninety (90) days prior to the newly announced date that the Corporation will mail its proxy statement~~not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made; and (b) with respect to an election to be held at a special meeting of the stockholders for the election of directors, received not later than the close of business on the tenth day following the date on which the notice of the meeting was mailed or ~~such public disclosure was~~on which public announcement of the date of the special meeting is first made, whichever occurs first. ~~For purposes of this Section 11 and with respect to any meeting of stockholders of the Corporation to be held in calendar year 2011, each reference to the Corporation shall be deemed to include the immediate predecessor of the Corporation.~~

        Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, ~~and~~ (iv) all information about such nominee that is set forth in a questionnaire provided by the Corporation regarding such nominee's background, qualifications and independence,

(v) any other information concerning the nominee that must be disclosed as to such nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to be named as a nominee and to serve as a director if elected)~~;~~ and (vi) a representation on behalf of such nominee that the nominee is not (and will not become) a party to an agreement relating to how the nominee will act or vote on any issue, or compensation; (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination was made, (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such ~~stockholder and~~beneficial owner, (ii) the class and number of the shares of the Corporation which are beneficially owned by such stockholder~~.~~ and such beneficial owner, (iii) a description of any agreement, arrangement, or understanding that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder or such beneficial owner, on whose behalf the proposal is made, or any of their respective affiliates or associates the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder or such beneficial owner or their respective affiliates and associates with respect to shares of common stock of the Corporation, including but not limited to any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares; and (c) a representation that the stockholder will update or supplement the foregoing information as of the record date for the meeting not later than 10 days after the record date for the meeting.

        The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or on any committee of the Board of Directors. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

        Section ~~12~~11.    NOTICE OF BUSINESS AT ANNUAL MEETING.    The provisions of this Section 12 are in addition to, and do not waive, any standards in effect under applicable federal ~~or state~~ law regarding stockholder proposals. At an annual or special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the chairman of the board, the Board of Directors or the president, (ii) otherwise properly brought before the meeting by or at the direction of the chairman of the board, the Board of Directors or the president, or (iii) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation ~~(i) if such business is not to be included in the Corporation's proxy statement,~~ not less than ninety (90) days ~~prior to the day the Corporation released its proxy statement in connection with its previous year's annual meeting or (ii) if the stockholder wants such business to be included in the Corporation's proxy statement, not less~~nor more than one hundred twenty (120) days prior to the ~~day the Corporation released its proxy statement in connection with its~~first anniversary of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is ~~changed~~advanced by more than thirty (30) days or delayed by more than ninety (90) days from the date of the ~~prior~~previous year's annual meeting, notice by the stockholder~~,~~ to be timely~~,~~ must be so delivered ~~no later than ninety (90) days prior to the newly announced date that the Corporation will mail its proxy statement. In no event shall the~~not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of ~~an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes~~

~~of this Section 12 and with respect to any meeting of stockholders of the Corporation to be held in calendar year 2011, each reference to the Corporation shall be deemed to include the immediate predecessor of the Corporation.~~the date of such meeting is first made.

        A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, and the beneficial owner, if any, on whose behalf the proposal was made, (iii) the class and number of shares which are beneficially owned by the stockholder and the beneficial owner, if any, and (iv) any material interest of the stockholder and beneficial owner, if any, in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 12~~, provided, however, that nothing in this Section 12 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure~~. The chairman of the meeting shall, if the facts warrant, determine and declare that the business was not properly brought before the meeting in accordance with the provisions of this Section 12, and if he shall so determine, he shall so declare to the meeting, and any such business shall not be transacted.

        Section ~~13~~12.    VOTING BY BALLOT.    Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

        Section ~~14~~13.    CONTROL SHARE ACQUISITION ACT.    Notwithstanding any other provision of the charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

        Section ~~15~~14.    ACTION BY STOCKHOLDERS WITHOUT A MEETING.    The holders of common stock of the Corporation entitled to vote generally in the election of directors may take action or consent to any action by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting if the Corporation gives notice of the action not later than ten (10) days after the effective date of the action to each holder of the class of common stock and to each stockholder who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.

ARTICLE III

DIRECTORS

        Section 1.    GENERAL POWERS.    The business and affairs of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly ~~provided~~conferred upon or reserved for stockholders by law, the charter of the Corporation or these Bylaws, all of the powers of the Corporation shall be vested in ~~such~~the Board of Directors.

        Section 2.    NUMBER, TENURE AND QUALIFICATIONS.    At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than three (3) nor more than seven (7), and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.

        Section 3.    RESIGNATION.    Any director may resign at any time by sending a notice of such resignation in writing or by electronic transmission to the principal executive office of the Corporation addressed to the chairman of the board, the president or the secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at a later time or on the occurrence of an event.

        Section 4.    REMOVAL.    A director may be removed as provided in the charter of the Corporation.

        Section 5.    ANNUAL AND REGULAR MEETINGS.    An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.

        Section 6.    SPECIAL MEETINGS.    Special meetings of the Board of Directors may be called by or at the request of the chairman of the board~~, the president~~ or by a majority of the directors then in office. ~~The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.~~

        Section 7.    NOTICE.    Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, ~~United States~~ mail, international mail service or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by ~~United States~~ mail ~~or~~, international mail service or courier shall be given at least 72 hours prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by ~~United States~~ mail shall be deemed to be given when deposited in the ~~United States~~ mail properly addressed, with postage thereon prepaid. Notice by courier or mail service shall be deemed to be given when deposited with or delivered to ~~a~~the courier or mail service, as applicable, properly addressed. Notwithstanding the foregoing, if a director's address is located outside the United States, in addition to notice via the mail, international mail service or courier, notice shall also be sent to the director by e-mail or facsimile at the e-mail address and/or facsimile number provided to the Corporation by the director, as appearing on the records of the Corporation. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

        Section 8.    QUORUM.    A majority of the directors at any time in office shall constitute a quorum for the transaction of business. ~~In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section 2 of this Article III constitute a quorum (unless there are only three directors, in which case not less than two may constitute a quorum).~~ If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

        Section 9.    VOTING.    The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute or the charter of the Corporation.

        Section 10.    ORGANIZATION.    At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman of the board, the vice chairman of the board, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the board, ~~the president (if he or she is a director) or in the absence of the president,~~ a director chosen by a majority of the directors present~~,~~ shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation, or in the absence of the secretary and all assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

        Section 11.    TELEPHONE MEETINGS.    Directors may participate in a meeting by means of a conference telephone, video or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

        Section 12.    CONSENT BY DIRECTORS WITHOUT A MEETING.    Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is signed or acknowledged by each director and such written consent is filed with the minutes of proceedings of the Board of Directors.

        Section 13.    VACANCIES.    If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder (even if fewer than three directors remain). The Corporation elects, at such time as it becomes eligible under Section 3-802(a) and (b) of the Maryland General Corporation Law to make such election, to be subject to Section 3-804(c) of the Maryland General Corporation Law so that, except as may be provided by the Board of Directors in setting the terms of any class or series of shares of stock of the Corporation, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which such vacancy occurred.

        Section 14.    COMPENSATION.    ~~Directors shall not receive any stated salary for their services as~~The compensation of directors ~~but,~~shall be fixed from time to time by resolution of the Board of Directors, ~~may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors.~~and shall be submitted to the stockholders of the corporation for ratification at the next scheduled annual or special meeting of stockholders thereafter. Compensation may be paid to directors between the time of adoption of a resolution by the Board of Directors fixing compensation of directors and the meeting of stockholders at which ratification of compensation is sought. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

        ~~Section 15.    LOSS OF DEPOSITS.    No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.~~

        ~~Section 16.    SURETY BONDS.    Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.~~

        ~~Section 17.     RELIANCE.    Each director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the advisers, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.~~

        ~~Section 18.    CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.    The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.~~

ARTICLE IV

COMMITTEES

        Section 1.    NUMBER, TENURE AND QUALIFICATIONS.    The Board of Directors may appoint from among its members ~~an Audit Committee, a Compensation Committee, and other~~one or more committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

        Section 2.    POWERS.    The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law.

        Section 3.    MEETINGS.    Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the ~~Committee~~committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide. ~~In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.~~

        Section 4.    TELEPHONE MEETINGS.    Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone, video or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

        Section 5.    CONSENT BY COMMITTEES WITHOUT A MEETING.    Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is signed or acknowledged by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

        Section 6.    VACANCIES.    Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

        Section 1.    GENERAL PROVISIONS.    The officers of the Corporation shall include a chairman of the board, a president, a secretary, a chief financial officer and a treasurer and may include a ~~chairman of the board, a~~ vice chairman of the board, a chief executive officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. No officer need be a stockholder, and any two or more offices except president and vice president may be held by the same person. ~~Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.~~ All officers of the Corporation as between themselves and the Corporation shall, respectively, have such authority and perform such duties in the management of the property and affairs of the Corporation as may be determined by resolution of the Board of Directors, or in the absence of controlling provisions in a resolution of the Board of Directors, as may be provided in these Bylaws.

        Section 2.    REMOVAL AND RESIGNATION.    Any officer ~~or agent~~ of the Corporation may be removed, with or without cause, by the Board of Directors ~~if in its judgment the best interests of the Corporation would be served thereby~~, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer appointed by another officer may be removed, with or without cause, by such appointing officer. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the chairman of the board, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. ~~Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.~~

        Section 3.    VACANCIES.    A vacancy in any office may be filled by the Board of Directors ~~for the balance of the term~~.

        Section 4.    CHIEF EXECUTIVE OFFICER.    The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

        Section 5.    CHIEF FINANCIAL OFFICER.    The chief financial officer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the president. In addition, the chief financial officer shall perform such duties and have such powers as are incident to the office of chief financial officer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the

Board of Directors statements of all such transactions and of the financial condition of the Corporation.

        Section 6.    CHAIRMAN OF THE BOARD.    The Board of Directors ~~may~~shall appoint a chairman of the board. ~~If the Board of Directors appoints a~~When present, the chairman ~~of the board, he~~ shall preside at all meetings of the Board of Directors and ~~he~~ of the stockholders of the Corporation. The chairman may also hold the position of chief executive officer or president, if so approved or appointed by the Board of Directors. The chairman shall have general direction over the policies and affairs of the Corporation. The chairman shall formulate and submit to the Board of Directors matters of general policy for the Corporation and shall perform such other duties and possess such other powers as ~~are~~usually appertain to the office or as may be assigned ~~to him~~ by the Board of Directors.

        Section 7.    PRESIDENT.    The president shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation. Unless the Board of Directors has designated the chairman of the board or another officer as chief executive officer, the president shall be the chief executive officer of the Corporation. The president shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

        Section 8.    VICE PRESIDENTS.    Any vice president shall perform such duties and possess such powers as the Board of Directors or the president may from time to time prescribe. In the event of the absence, inability or refusal to act of the president, the vice president (or if there shall be more than one, the vice presidents in the order determined by the Board of Directors) shall perform the duties of the president and when so performing shall have all the powers of and be subject to all the restrictions upon the president. The Board of Directors may assign to any vice president the title of executive vice president, senior vice president or any other title selected by the Board of Directors.

        Section 9.    SECRETARY AND ASSISTANT SECRETARIES.    The secretary shall perform such duties and shall have such powers as the Board of Directors or the president may from time to time prescribe. In addition, the secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to  ~~attend all meetings of stockholders and the Board of Directors and~~ keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents. Any assistant secretary shall perform such duties and possess such powers as the Board of Directors, the president or the secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the secretary, the assistant secretary (or if there shall be more than one, the assistant secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the secretary. In the absence of the secretary or any assistant secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

        Section 10.    TREASURER AND ASSISTANT TREASURERS.    The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks, trust companies or other depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation. ~~The~~In addition, the treasurer shall ~~disburse the funds of the Corporation as may be ordered~~perform such duties and have such responsibilities as are incident to the office of the treasurer, and such other duties and responsibilities as may be assigned to the treasurer by the Board of Directors~~, taking proper vouchers for such disbursements, and~~or by the president. The treasurer shall render to the president and ~~Board of Directors, at the regular meetings of the Board of Directors or~~

~~whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory~~ to the Board of Directors ~~for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to~~whenever requested, an account of the financial condition of the Corporation. The assistant treasurers, in general, shall perform such duties as shall be assigned to them by the treasurer or by the president or the Board of Directors. ~~The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.~~

        Section 11.    SALARIES.    The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors (or a committee of the Board of Directors) and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

        Section 1.    CONTRACTS.    The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. ~~Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when authorized or ratified by action of the Board of Directors and executed by an authorized person.~~

        Section 2.    CHECKS AND DRAFTS.    All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

        Section 3.    DEPOSITS.    All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

ARTICLE VII

STOCK

        Section 1.    CERTIFICATES.    Except as otherwise provided in these Bylaws, this Section shall not be interpreted to limit the authority of the Board of Directors to issue some or all of the shares of any or all of its classes or series without certificates. Each stockholder, upon written request to the secretary of the Corporation, shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation. Each certificate shall be signed by the president, the chief executive officer, the chief operating officer, the chief financial officer, the chairman of the board or the vice chairman of the board and countersigned by the secretary, an assistant secretary, the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Corporation. The signatures may be either manual or facsimile. ~~Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series.~~ A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. ~~Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the~~

~~option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Corporation has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that the Corporation will furnish a full statement of such information to any stockholder upon request and without charge. If any class of stock is restricted by the Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that the Corporation will furnish information about the restrictions to the stockholder on request and without charge.~~

        Section 2.    TRANSFERS.    Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland. Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.

        Section 3.    REPLACEMENT CERTIFICATE.    Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to ~~advertise the same in such manner as he shall require and/or to~~ give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

        Section 4.    CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.    The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ~~sixty~~ninety (~~60~~90) days and, in the case of a meeting of stockholders, not less than twenty (20) days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

        In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

        If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

        When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

        Section 5.    STOCK LEDGER.    The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

        ~~Section 6.    ISSUANCE OF UNITS.    Notwithstanding any other provision of the charter of the Corporation or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.~~

ARTICLE VIII

~~ACCOUNTING YEAR~~

        ~~The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.~~

~~ARTICLE IX~~

~~DISTRIBUTIONS~~

        ~~Section 1.     AUTHORIZATION.    Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the charter of the Corporation. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the charter of the Corporation.~~

        ~~Section 2.    CONTINGENCIES.    Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.~~

~~ARTICLE X~~

SEAL

        Section 1.    SEAL.    The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words "Incorporated Maryland." The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

        Section 2.    AFFIXING SEAL.    Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE ~~XI~~IX

INDEMNIFICATION ~~AND~~

        Section 1.    INDEMNIFICATION; ADVANCE OF EXPENSES.    To the maximum extent permitted by applicable law in effect from time to time, the Corporation shall indemnify ~~and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to~~ (a) any individual who is a present or former director or officer of the Corporation and who is made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of his or her service in that capacity, or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or any other enterprise as a director, officer, partner, trustee, employee or agent of such corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise and who is made a party to, or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding by reason of his or her service in that capacity. Reasonable expenses incurred by a present or former director of the Corporation in defending a proceeding, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall, and reasonable expenses incurred by a present or former officer of the Corporation in defending a proceeding may, be paid or reimbursed by the Corporation in advance of final disposition of a proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation. To the maximum extent permitted by applicable law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

        Section 2.    SUBSEQUENT AMENDMENT.    Neither the amendment nor repeal of this Article ~~XI~~IX, nor the adoption or amendment of any other provision of the charter of the Corporation or these Bylaws inconsistent with this Article ~~XI~~IX, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

        Section 3.    NON-EXCLUSIVITY OF RIGHTS.    The rights to indemnification and advancement of expenses set forth in this Article ~~XI~~IX shall not be exclusive of any other right which any director, officer or non-officer employee may have or hereafter acquire under any statute, provision of the charter of the Corporation or these Bylaws, agreement, vote of stockholders or otherwise.

        Section 4.    INSURANCE.    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer or non-officer employee against any liability of any character asserted against or incurred by the Corporation or any such director, officer or non-officer employee, or arising out of any such person's corporate status, whether or not the Corporation shall have the power to indemnify such person against such liability under the general laws of the State of Maryland or the provisions of this Article ~~XI~~IX.

ARTICLE ~~XII~~X

WAIVER OF NOTICE

        Whenever any notice is required to be given pursuant to the charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE ~~XIII~~XI

AMENDMENT OF BYLAWS

        These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of the holders of a majority of the issued and outstanding shares of the stock of the Corporation entitled to vote thereon at any regular or special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new bylaws shall have been stated in the notice of such regular or special meeting.

ARTICLE ~~XIV~~XII

MISCELLANEOUS

        Section 1.    BOOKS AND RECORDS.    The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors ~~and of an executive or other committee when exercising any of the powers of the Board of Directors~~(including committees). The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. ~~Minutes shall be recorded in written form but may be maintained in the form of a reproduction.~~

        Section 2.    VOTING STOCK IN OTHER COMPANIES.    Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the president, the chief financial officer, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

        ~~Section 3.    EXECUTION OF DOCUMENTS.    A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.~~

        ~~Section 4.    EVIDENCE OF AUTHORITY.    A certificate by the secretary or an assistant secretary as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.~~

        Section ~~5~~3.     SEVERABILITY.    Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

        Section ~~6~~4.     PRONOUNS.    All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

Exhibit C

Osiris Therapeutics, Inc.
2018 Long-Term Incentive Plan

OSIRIS THERAPEUTICS, INC.
2018 LONG-TERM INCENTIVE PLAN

PURPOSE

        The Osiris Therapeutics, Inc. 2018 Long-Term Incentive Plan (the "Plan") is intended to (a) provide a direct incentive for eligible individuals to operate and manage the business of Osiris Therapeutics, Inc. (the "Company") in a manner that will provide for the Company's long-term growth and profitability and that will benefit its stockholders and other important stakeholders, and (b) provide a means of recruiting, rewarding, and retaining key personnel. In furtherance of these purposes, the Plan provides for the grant of performance-based cash awards.

        The Plan is intended to be the sole means for the Company to grant performance-based cash compensation. As of the Effective Date, the "Performance Unit" provisions of the Osiris Therapeutics, Inc. 2006 Omnibus Plan (the "Omnibus Plan") are hereby suspended, and the terms of this Plan shall supersede and replace the provisions of Article VII of the Omnibus Plan in their entirety.

AWARD OF PERFORMANCE-BASED CASH

        The Committee may grant performance-based cash awards, consisting of a percentage share of the Company's Net After-Tax Profits for a fiscal year of the Company (the "Performance Cash Awards" or "Awards"), to Service Providers. For any fiscal year under the Plan, the aggregate Awards may not exceed the Net After-Tax Profits Pool for such fiscal year. A Service Provider who has been awarded a Performance Cash Award by the Committee shall thereupon become a "Participant" under the Plan with respect to such Award. For purposes of the Plan, "Net After-Tax Profits" shall mean earnings before interest and taxes, adjusted for the impact of taxes, and determined by disregarding (a) the impact of a sale of assets or other divestitures of a business or business unit, and (b) earnings generated from other extraordinary or unusual, non-recurring events, such as up-front or milestone payments. Net After-Tax Profits shall be determined prior to offset for the Awards payable under this Plan. For purposes of the Plan, the "Net After-Tax Profits Pool" consists of the amount of the Company's Net-After Tax Profits set aside by the Committee for a fiscal year to cover Performance Cash Awards made with respect to such fiscal year, which amount may be up to fifteen percent (15%) of such Net After-Tax Profits.

        All Awards under the Plan will be subject to ratification by the Board.

ADMINISTRATION

        Except as set forth in the Plan, the Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan with respect to the provisions of the Plan as are set forth in the Omnibus Plan for the Committee with respect to the provisions of such Omnibus Plan (including the ability to delegate certain details of administration). For purposes of this Plan, "Committee" shall mean a committee of, and designated from time to time by resolution of, the Board of Directors of the Company (the "Board"), which shall be constituted as provided under the Omnibus Plan (or, if no Committee has been so designated, the Board). Determination by the Committee interpreting the Plan and the Award Certificates with respect to a Participant's Award shall be final, binding, and conclusive.

AWARD TERMS AND CONDITIONS

        Certificate.    Each Performance Cash Award shall be evidenced by, and subject to, the terms of a written notification from the Company (the "Award Certificate"), not inconsistent with the terms of the Plan, setting forth the percentage (or other amount) of the Net After-Tax Profits Pool that the

Participant may earn for such fiscal year. In the event of a conflict between the Award Certificate and the Plan, the terms of the Plan shall control.

        Earned Awards; Vesting.    Following each fiscal year, the Committee shall determine whether the Company has Net-After Tax Profits. If the Committee determines that the Company has no Net-After Tax Profits in an applicable fiscal year, all Awards granted with respect to such fiscal year shall automatically be forfeited as of the date of the Committee's determination. To the extent that the Committee determines that the Company has Net-After Tax Profits in an applicable fiscal year, each Award granted with respect to such fiscal year shall become earned in accordance with the applicable Award Certificate and based upon the Net After-Tax Profits Pool determined by the Committee. Any such earned Award shall vest in three equal annual installments commencing on the second anniversary of the last day of the fiscal year of the Award (the "First Vesting Date"), and each of the two anniversaries of such First Vesting date, based on the continued Service of such Participant. Notwithstanding the foregoing:

        Death, Disability or Retirement.    In the event a Participant terminates Service on account of death, Disability or Retirement, such Participant's earned, unvested Awards shall become fully vested.

        Change in Control.    In the event a Change in Control occurs, each Participant who remains in Service at the time of the Change in Control shall vest in his or her earned, unvested Awards. For purposes of the Plan, "Change in Control" shall mean Peter Friedli's common stock holdings in the Company falling below the threshold number of shares, such threshold number being ten (10) million shares of common stock as of the Effective Date and such threshold number falling to the equivalent of ten (10) million shares of common stock upon consummation of any reverse stock split of the Company's commons stock.

        Forfeiture.    At the time of a Participant's termination of Service, all of such Participant's Awards that are earned and unvested at the time of such termination shall be forfeited. Furthermore, notwithstanding anything to the contrary in this Plan, in the event a Participant's Service is terminated for Cause, such Participant's earned, but unpaid, Awards shall be forfeited (even if vested).

        Payouts.    The portion of a Participant's Award that becomes vested, if any, shall be paid as soon as reasonably practicable following the vesting date, but such payout shall be made no later than two and one-half (2 1/2) months following the calendar year in which the Award payment vests.

TERM; AMENDMENT AND TERMINATION

        Term.    The Plan will be effective as of June [26], 2018, which is the date as of which the Plan is approved by the Company's stockholders at the 2018 annual meeting (the "Effective Date"), having been adopted by the Board on April 6, 2018. In connection therewith, Awards may first be granted for the fiscal year of the Company commencing January 1, 2018. The Plan will terminate on the first to occur of (a) May 6, 2024, (b) the date of consummation of a Change in Control, and (c) the date the Board sets in its earlier action to terminate the Plan. Upon such termination of the Plan, all outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Certificate.

        Amendment, Suspension, and Termination.    The Board may, at any time and from time to time, amend, suspend, or terminate the Plan, provided that, with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Participant affected thereby, impair the rights of the Participant under any outstanding Award. Notwithstanding the preceding, either before or during a fiscal year of the Company, the Board may reduce the Net After-Tax Profits Pool for such fiscal year. The effectiveness of any amendment to the Plan shall be conditioned upon approval of such amendment by the Company's stockholders to the extent provided by the Board or required by applicable laws, provided, however, that stockholder approval shall be required for the following: (a) any increase in the Net After-Tax Profits Pool for a fiscal year to an amount in excess of fifteen percent (15%) and (b) any shortening of the vesting schedule under Section 4.2.

DEFINITIONS

        For purposes of interpreting the Plan documents, including the Plan and Award Certificates, capitalized terms shall have the meanings specified in the text of the Plan, and the following capitalized terms not otherwise defined in the text shall have the meanings specified below, unless the context clearly indicates otherwise:

        "Affiliate" shall mean any entity that controls, is controlled by, or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act of 1933, as amended.

        "Cause" shall mean, with respect to any Participant and as determined by the Committee, in its sole discretion, (a) a violation of such Participant's obligations regarding confidentiality or the protection of sensitive, confidential, or proprietary information, or trade secrets; (b) an act or omission by such Participant resulting in such Participant being charged with a criminal offense which constitutes a felony or involves moral turpitude or dishonesty; (c) conduct by such Participant which constitutes poor performance, gross neglect, insubordination, willful misconduct, or a breach of the Company's Code of Conduct or a fiduciary duty to the Company or its stockholders; or (d) the Company's determination that such Participant violated state or federal law or any Company policy relating to the workplace environment, including, without limitation, laws relating to sexual harassment or age, sex, race, or other prohibited discrimination.

        "Disability" shall mean, with respect to a Participant, the inability of such Participant to perform each of the essential duties of such Participant's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months.

        "Retirement" shall mean, with respect to a Participant, termination of such Participant's Service after attainment of age 65 and at least 10 years of Service.

        "Service" shall mean a Participant's service as an employee to the Company or an Affiliate.

        "Service Provider" shall mean an employee of the Company or an Affiliate.

GENERAL PROVISIONS

        Disclaimer of Rights.    The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise to hold any amounts in trust or escrow for payment to, or on behalf of, any Participant under the terms of the Plan.

        Nonexclusivity of the Plan.    Except as provided in Article 1, neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable. For the avoidance of doubt, nothing in the Plan shall restrict the Company's ability either to set base salary of, to award discretionary annual incentive bonuses to, or to implement severance arrangements with, any Service Provider.

        Severability.    If any provision of the Plan or any Award Certificate shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

        Governing Law.    The Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards hereunder to the substantive laws of any other jurisdiction.

  Limitation on Liability.

        No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Certificate. Notwithstanding any provision of the Plan to the contrary, none of the Company, an Affiliate, the Board, the Committee, or any person acting on behalf of the Company, an Affiliate, the Board, or the Committee shall be liable to any Participant or to the estate or beneficiary of any Participant by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 409A of the Internal Revenue Code, as amended, or by reason of Code Section 4999, or otherwise asserted or assessed with respect to the Award.

        To record adoption of the 2018 Long-Term Incentive Plan by the Board as of April 6, 2018 and the effectiveness of such adoption of the Plan in accordance with the approval of the Plan by the Company's stockholders on the Effective Date, the Company has caused its authorized officer to execute the Plan.

OSIRIS THERAPEUTICS, INC.
By:
Name:
Title:

OSIRIS THERAPEUTICS, INC. THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF OSIRIS THERAPEUTICS, INC. The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of 2018 Annual Meeting of Stockholders and Proxy Statement, in connection with the 2018 Annual Meeting of Stockholders of Osiris Therapeutics, Inc. to be held at 9:00 a.m., EDT, on Tuesday, June 26, 2018 at the offices of Osiris Therapeutics, Inc., 7015 Albert Einstein Drive, Columbia, Maryland 21046, and hereby appoints Edward Yip, the attorney and proxy of the undersigned, with power of substitution, to appear for and vote all shares of the Common Stock of OSIRIS THERAPEUTICS, INC. registered in the name provided herein which the undersigned is entitled to vote, at the 2018 Annual Meeting of Stockholders, and at any postponements or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as indicated below hereof on the proposals set forth in said Proxy. SEE BELOW FOR ALL PROPOSALS. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes. Please mark, date and return this card promptly, using the enclosed envelope. No postage is required if mailed in the United States. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET.  Please mark votes as in this example. The Board of Directors recommends a vote “FOR” Proposals 1.A, 1.B, 2.A, 2.B, 2.C, 2.D, 2.E, 2.F and 2.G. 1. To approve the following amendments to the Company’s articles of incorporation (“Charter”): 1.A Approve an amendment to the Company’s Charter to permit the removal of directors without cause.  FOR  AGAINST  ABSTAIN 1.B Approve an amendment to the Company’s Charter to decrease the number of authorized shares.  FOR  AGAINST  ABSTAIN 2. To approve the amendment and restatement of the Company’s bylaws, including the following amendments: 2.A Approve an amendment to the Company’s bylaws to remove the requirement that the Company’s annual meeting of stockholders be held within six months of fiscal year-end.  FOR  AGAINST  ABSTAIN 2.B Approve an amendment to the Company’s bylaws to require majority voting in uncontested election of directors.  FOR  AGAINST  ABSTAIN 2.C Approve an amendment to the Company’s bylaws to amend the Company’s advance notice provisions for director nominations and stockholder proposals.  FOR  AGAINST  ABSTAIN 2.D Approve an amendment to the Company’s bylaws to require stockholder ratification of director compensation.  FOR  AGAINST  ABSTAIN 2.E Approve an amendment to the Company’s bylaws to extend the timeframe for which the Board of Directors may fix a record date from 60 days to 90 days.  FOR  AGAINST  ABSTAIN 2.F Approve an amendment to the Company’s bylaws to implement permissive, rather than mandatory, provisions regarding the advancement of expenses of executive officers in certain legal proceedings. FOR AGAINST ABSTAIN 2.G Approve an amendment to the Company’s bylaws to delete sections of the bylaws that are unnecessary or no longer applicable and make immaterial changes consistent with Maryland corporate law. FOR AGAINST  ABSTAIN The Board of Directors recommends a vote “FOR ALL” director nominees in Proposal 3. 3.Elect the following director nominees : FOR      WITHHOLD      01. Peter Friedli 02. Uwe Sommer 03. Thomas Knapp 04. David White 05. Willi Miesch CARD CONTINUED ON REVERSE

The Board of Directors recommends a vote “FOR” Proposal 4. 4. Approve on an advisory basis the executive compensation paid by the Company.  FOR  AGAINST  ABSTAIN The Board of Directors recommends a vote for “EVERY YEAR” for Proposal 5. 5. Recommend on an advisory basis the frequency of the advisory vote related to the executive compensation paid by the Company. For EVERY YEAR For EVERY TWO YEARS For EVERY THREE YEARS    The Board of Directors recommends a vote “FOR” Proposals 6, 7 and 8. 6. Ratify director compensation.  FOR  AGAINST  ABSTAIN 7. Ratify the appointment of Ernst &Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.  FOR  AGAINST  ABSTAIN 8. Approve the Osiris Therapeutics, Inc. 2018 Long-Term Incentive Plan.  FOR  AGAINST  ABSTAIN In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. This Proxy when executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1.A, 1.B, 2.A, 2.B, 2.C, 2.D, 2.E, 2.F and 2.G, FOR ALL NOMINEES in Proposal 3, FOR Proposal 4, for “EVERY YEAR” in Proposal 5, and FOR Proposals 6, 7 and 8. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Date: Signature: Signature: NOTE: Please insert date and sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or officer or other authorized person on behalf of a corporation or other entity, or in another representative capacity, please give full title as such under signature(s). Voting Instructions You may vote your proxy in the following ways:  Via Internet: Login to www.pstvote.com/osiris2018  Enter your control number (12 digit number located below) Via Mail: Philadelphia Stock Transfer, Inc. 2320 Haverford Rd., Suite 230 Ardmore, PA 19003 CONTROL NUMBER You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., EDT, on June 25, 2018. Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.